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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192628

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share	9,942,196(1)(2)	$8.65	$85,999,995(1)(2)	$11,077(3)

(1)
Equals the aggregate number of shares of Common Stock offered hereunder. The registration fee has been calculated pursuant to Rule 457(o) of the Securities Act, as amended (the "Securities Act").

(2)
Includes 1,292,196 shares that may be offered and sold pursuant to exercise in full of the underwriters' option to purchase additional shares of Common Stock.

(3)
Calculated pursuant to Rule 457(o) and Rule 457(r) under the Securities Act. The fee payable in connection with the offering of shares of Common Stock pursuant to this prospectus has been paid in accordance with Rule 456(b) under the Securities Act.

Prospectus Supplement
(To prospectus dated December 2, 2013)

Prospectus supplement
(To prospectus dated December 2, 2013)

8,650,000 Shares

GT Advanced Technologies Inc.

COMMON STOCK

        We are offering 8,650,000 shares of our common stock.

        Our common stock is listed on The NASDAQ Global Select Market under the trading symbol "GTAT." On December 4, 2013 the last sale price of the shares as reported on The NASDAQ Global Select Market was $8.92 per share.

        Concurrently with this offering of common stock and pursuant to a separate prospectus supplement, we are offering 3.00% Convertible Senior Notes due 2020, or the notes, to the public in the aggregate principal amount of $190,000,000 (or $214,000,000 if the underwriters for the concurrent notes offering exercise their option to purchase additional notes in full). The closing of this offering of common stock is not contingent upon the closing of the concurrent offering of notes, and the closing of the concurrent offering of notes is not contingent upon the closing of this offering of common stock.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

	Public Offering Price	Underwriting Discounts and Commissions	Proceeds, Before Expenses, to Us

Per share	$8.65	$0.4325	$8.2175

Total	$74,822,500	$3,741,125	$71,081,375

        To the extent that the underwriters sell more than 8,650,000 shares of common stock, the underwriters have the option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,292,196 shares from us at the public offering price less the underwriting discount.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of common stock to purchasers on December 10, 2013.

Joint Book-Running Managers
Morgan Stanley	Goldman, Sachs & Co.

Co-Manager
Canaccord Genuity

December 4, 2013

PRESENTATION OF INFORMATION

        These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the common stock that we are currently offering, and (2) the accompanying prospectus, which provides general information about us. The information in this prospectus supplement supersedes any inconsistent information included or incorporated by reference in the accompanying prospectus.

        Neither we nor the underwriters have authorized anyone to provide you with any additional information or any information that is different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus or of any sale of our notes. Our business, operating results, financial condition and prospects may have changed since that date.

        It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering before making your investment decision.

        This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus provided in connection with this offering contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our expectations or beliefs concerning future events. See "Note Regarding Forward-Looking Statements" in the accompanying prospectus.

        Unless stated otherwise or the context otherwise requires, we use the terms "GT Advanced Technologies," "our company," "we," "us" and "our" in this prospectus supplement to refer to GT Advanced Technologies Inc. and its subsidiaries. When we refer to "you" or "yours" we mean the holders of common stock offered hereby.

S-i

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings we make with the Securities and Exchange Commission, or the SEC, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until we have sold all of the securities to which this prospectus supplement relates. Any statement in a document incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement in a document incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document that is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement.

        We incorporate by reference in this prospectus only the documents set forth below that have been previously filed with the SEC:

  •
  our Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012 filed with the SEC on March 1, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2013, June 29, 2013 and September 28, 2013, filed with the SEC on May 9, 2013, August 8, 2013 and November 4, 2013, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on January 4, 2013, January 10, 2013 (and amended on February 28, 2013), January 18, 2013, February 7, 2013, April 19, 2013, May 20, 2013, June 7, 2013, August 2, 2013, August 23, 2013, September 9, 2013 and November 4, 2013;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2013 to the extent incorporated by reference into our Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012 filed with the SEC on March 1, 2013; and

  •
  the description of our common stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Company's Registration Statement on Form S-1, initially filed with the SEC on April 26, 2007 (File No. 333-142383), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on July 23, 2008 (File No. 001-34133).

        We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to Investor Relations, GT Advanced Technologies Inc., 243 Daniel Webster Highway, Merrimack, New Hampshire 03054 or may be made by phone by calling (603) 883-5200.

S-ii

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        We have filed a Registration Statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus omit certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above and through the SEC's website.

S-iii

 SUMMARY

        This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the accompanying prospectus, including the risk factors and financial statements included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Business

        GT Advanced Technologies Inc. (referred to as "we," "us" and "our") is a leading diversified technology company producing advanced materials and innovative crystal growth equipment for the global consumer electronics, power electronics, solar and LED industries. Our technical innovations accelerate the use of advanced materials, enabling a new generation of products across this diversified set of global markets.

        We operate through three business segments: our sapphire business, our polysilicon business and our photovoltaic, or PV, business.

Sapphire Business

        Our sapphire business manufactures and sells sapphire material, sapphire growth equipment and certain other related sapphire technologies. We produce high-quality sapphire materials for a wide variety of markets including optical, photonics, point-of-sale and titanium-sapphire laser materials and consumer electronics. We manufacture sapphire material using our advanced sapphire crystal growth furnace, or ASF system, at our facility in Salem, Massachusetts and expect to commence manufacturing of sapphire material in the near future at our leased facility in Arizona. We recently entered into an agreement to supply sapphire material to Apple Inc., or Apple. We expect that the proposed sapphire material production operations in Arizona will principally be used to satisfy our obligations under this supply agreement. We expect that our sapphire material operations will constitute a larger portion of our business going forward than in the past as a result of our supply arrangement with Apple.

        We intend to continue to sell our ASF systems to sapphire manufacturers in certain select markets, including the LED industry, subject to certain exclusivity rights that we have granted Apple.

Polysilicon Business

        Our polysilicon business manufactures and sells silicon deposition reactors, or SDRs, used to react gases at high temperatures to produce polysilicon, the key raw material used in silicon-based solar wafers and cells, while also offering engineering services and related equipment. In addition, the polysilicon business sells hydrochlorination technology and equipment which is utilized to convert silicon tetrachloride into trichlorosilane, or TCS, which is used as seed material in the manufacture of high purity silicon. Hydrochlorination technology is designed to improve the efficiency and lower the costs of polysilicon production.

Photovoltaic Business

        Our PV business manufactures and sells directional solidification, or DSS, crystallization furnaces and ancillary equipment used to cast crystalline silicon ingots by melting and cooling polysilicon in a precisely controlled process. These ingots are used to make photovoltaic wafers which are, in turn, used to make solar cells.

        In addition, we are currently developing an equipment offering based on the continuously-fed Czochralski, or HiCz™, growth technology which is targeted at improving the ingot performance compared to that of multicrystalline silicon materials. We have not yet, however, commercialized the HiCz™ monocrystalline equipment offering.

Recent Developments

Agreements with Apple Inc.

        On October 31, 2013, GTAT Corporation, our wholly-owned subsidiary, and Apple entered into a Master Development and Supply Agreement and related Statement of Work, or the MDSA, pursuant to which we have agreed to supply sapphire material to Apple for use in certain of their products. We have granted Apple exclusive rights with respect to the sapphire materials generated with the ASF units operated by GTAT Corporation, subject to certain limited exceptions, and certain intellectual property rights in connection with its sapphire growth and related technologies, including a right to acquire new sapphire technologies created by us. While the MDSA specifies our minimum and maximum supply commitments, Apple has no purchase requirements under the terms of the MDSA.

        On the same date, GTAT Corporation also entered into a Prepayment Agreement with Apple pursuant to which we will receive approximately $578 million, which we refer to as the Prepayment Amount, in four separate installments, as payment in advance for the purchase by Apple of sapphire material. The Prepayment Amount must be used to purchase ASF systems and related equipment principally for use at our Arizona facility. We received the first installment of $225 million on November 15, 2013 and we are required to repay the Prepayment Amount ratably over a five-year period beginning in January 2015, either as an offset to amounts due from Apple for the purchase of sapphire material under the MDSA or as a direct cash payment to Apple. Our obligation to repay the Prepayment Amount may be accelerated under certain circumstances. Our obligations under the Prepayment Agreement are secured by the assets of and our equity interests in GTAT Corporation, our primary domestic operating subsidiary. We expect that in connection with the completion of this offering and our concurrent offering of convertible notes, this security interest will be released and our obligations under the MDSA, related Statement of Work and the Prepayment Agreement will continue to be secured by the ASF units purchased with the Prepayment Amount as well as the equity interests in our subsidiary, GT Advanced Equipment Holding LLC, that owns those ASF units. See "Risk Factors."

        In connection with the MDSA, GTAT Corporation entered into a lease agreement with an affiliate of Apple in order to lease a facility in Mesa, Arizona that we will use for the purpose of manufacturing the sapphire material under the MDSA.

Termination of Credit Agreement

        On October 30, 2013, we terminated our Credit Agreement with Bank of America N.A. and certain other lenders, or the Credit Agreement. As of September 28, 2013, there was approximately $96 million outstanding under the Credit Agreement's term loan facility which was paid in full on October 30, 2013 by using available cash. As of October 30, 2013, there were no amounts outstanding or stand-by letters of credit under the revolving credit facility component of the Credit Agreement. In connection with the termination of the Credit Agreement, we expect to recognize a charge in the fourth quarter of 2013 of approximately $3.6 million relating to deferred issuance costs.

Risk Factors

        Our business is subject to risk, including those described in "Risk Factors," beginning on page S-4 of this prospectus supplement.

Our Principal Executive Offices

        Our principal executive offices are located at 243 Daniel Webster Highway, Merrimack, New Hampshire 03054 or may be made by phone by calling (603) 883-5200. Our website address is www.gtat.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus supplement or the accompanying prospectus.

 The Offering

        The summary below describes the offering of our common stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Common Stock" section of this prospectus supplement contains a more detailed description of the terms and conditions of the common stock. As used in this section, "we," "our," and "us" refer to GT Advanced Technologies Inc. and not to its consolidated subsidiaries.

Issuer	GT Advanced Technologies Inc., a Delaware corporation.
Securities	8,650,000 shares of common stock (or 9,942,196 shares if the underwriters exercise their option to purchase additional shares of common stock in full).
Common stock outstanding	132,908,436 shares immediately after this offering (assuming no exercise of the underwriters' option to purchase additional shares).
Public offering price per share	$8.65.
Use of proceeds

The net proceeds from this offering are estimated to be approximately $70.8 million (or approximately $81.5 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering and the concurrent notes offering for working capital and general corporate purposes, which may include the acquisition of companies or businesses and capital expenditures. See "Use of Proceeds."

U.S. federal income tax consequences	For certain material U.S. federal income tax and estate tax consequences of the holding and disposition of shares of our common stock, see "Material U.S. Tax Considerations for Non-U.S. Holders."
NASDAQ Global Select Market symbol for our common stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol "GTAT."
Concurrent convertible notes offering

Concurrently with this offering, we are offering $190,000,000 principal amount of our 3.00% Convertible Senior Notes due 2020 (or $214,000,000 aggregate principal amount of our 3.00% Convertible Senior Notes due 2020 if the underwriters in that offering exercise their option to purchase additional notes in full) in an underwritten offering pursuant to a separate prospectus supplement. We expect to receive net proceeds from our notes offering of approximately $183.3 million (or $206.5 million if the underwriters in that offering exercise their option to purchase additional notes in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us. This offering is not contingent upon our notes offering and our notes offering is not contingent upon this offering. We cannot assure you that our notes offering will be completed. See "Concurrent Convertible Notes Offering."

RISK FACTORS

        An investment in our common stock involves risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read "Presentation of Information" in this prospectus supplement and "Note Regarding Forward-Looking Statements" in the accompanying prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Business

Our business should change as providing sapphire material is expected to constitute an increased portion of our operations, and if we are unable to successfully transition our business and establish our sapphire material operations our business will be harmed.

        Pursuant to a contract we entered into on October 31, 2013 with Apple, we have agreed to supply sapphire materials that Apple expects to incorporate into certain of its products. Historically, we have been a provider of crystal growth equipment, with very limited operations supplying sapphire material produced at our Salem, Massachusetts facility. Pursuant to the supply arrangement with Apple, we have agreed to commit significant resources to the growth of our sapphire material operations and have undertaken material obligations related thereto. We expect that the sapphire material-producing operations at our Arizona facility, which is still under development, will, if successful, constitute a significant part of our overall business. We have very limited experience operating a material manufacturing operation of this scale, and if we are unable to timely establish and maintain operations of the scale contemplated, our business and results of operations would be significantly impacted and we may be unable to perform some or all of the obligations we have undertaken as part of our agreement with Apple. Among the risks we face are: (i) hiring and maintaining a workforce necessary to operate the facility, (ii) the facility consistently complying with the specifications necessary to operate the ASF systems and that these specifications will be consistently be adhered to, including adequate supply of power and water (some of which are beyond our control) and (iii) ensuring that the components and parts necessary to generate sapphire and operate and maintain the ASF systems are available in time and quantity from our suppliers necessary to meet our expected delivery schedules.

        In addition, we must supply sapphire material that meets agreed upon specifications by agreed upon deadlines and we must have available an adequate supply for expected, although not committed, demand. If we are unable to comply with each of these requirements, we will be subject to significant warranty claims and/or liquidated damages. We may be unable to make these liquidated damage payments or satisfy our warranty obligations and any such failure will have material adverse consequences for our business and results of operations.

        Through the remainder of 2013 and the first quarter of 2014, we expect that we will sell a very limited number of ASF units to our customers as we ramp up our sapphire material operations. For this same reason, we expect to convert very limited amounts in our sapphire equipment backlog into revenue during this period.

Apple has no minimum purchase obligation and if Apple does not purchase sufficient quantities of sapphire material, our revenues will suffer and we may be unable to meet our obligations to repay advances that were provided to us.

        We have granted certain exclusivity rights to Apple with respect to the sapphire material generated with our ASF systems. Therefore, our sapphire material business will depend, to a large extent, on purchases of sapphire material by Apple. Although we have significant minimum supply obligations, Apple has no purchase obligations or requirement to purchase sapphire materials only from us under our arrangements and if Apple purchases no sapphire material, or limited sapphire material, our anticipated sapphire business revenues would be materially and adversely affected.

        Apple has committed to make a $578 million prepayment, or the Prepayment Amount, to us in four installments, the first of which we received on November 15, 2013. We must repay the Prepayment Amount ratably over a five year period beginning in January 2015, either as a credit against Apple purchases of sapphire material or as a direct cash payment to Apple. Without significant sapphire revenue from Apple, we would still be required to repay in cash (on a quarterly basis) significant amounts of the Prepayment Amount beginning in 2015, which would limit our ability to invest in or operate other portions of our business, including our equipment operations, or to repay indebtedness at the time of maturity of such indebtedness. In addition, these repayments may exhaust all of our cash and, if we are unable to make a payment when due (or fail to meet our supply obligations), we will be in default and Apple will have the right to acquire control and possession of the ASF systems and/or our subsidiary (GT Advanced Equipment Holding LLC) that owns these systems (and to be paid in cash for any deficiency). In addition, in order to secure payment of a portion of the prepayment, we have also granted Apple a security interest in the assets of GTAT Corporation (our principal U.S. subsidiary) and in the equity interests of GTAT Corporation. In connection with the receipt of proceeds from our concurrent offerings of notes and common stock on the date hereof, we expect that these liens will be released. The prepayment installments from Apple may also be cancelled prior to payment, or repayment accelerated, under certain circumstances, including if the ASF systems do not generate sapphire material to specification prior to an agreed upon date or we are unable to comply with certain financial requirements. Finally, if the repayment of the Prepayment Amount were to be accelerated, it would likely produce a cross-default under our 3.00% Convertible Senior Notes due 2017, or the 2017 notes, and the notes offered concurrently with this offering (correspondingly, an acceleration of the 2017 notes and the notes offered concurrently with this offering would likely produce a cross-default under the Prepayment Agreement), and we may not have sufficient resources at such time to satisfy these obligations.

        Even if Apple does purchase adequate amounts of sapphire material, the margins related to this business (even when operating at expected capacity) will be much lower than those of our equipment business.

We have granted Apple certain exclusivity rights with respect to our sapphire growth technologies; such rights include an agreement that we will not sell our ASF systems to customers that generate sapphire material for use in certain products, and if our ASF customers were to generate sapphire for use in those restricted applications we could be subject to significant penalties which would harm our business.

        In connection with our agreements to supply sapphire material to Apple, we also agreed that we would not directly or indirectly provide sapphire material, sell ASF systems to customers that would generate sapphire, or provide licenses or services pertaining to our sapphire technology or related intellectual property to any company other than Apple in each case for use in certain applications, including consumer electronics (subject to certain limited exceptions). If we were to breach this provision, or our ASF customers were to produce sapphire for these restricted applications, we would be subject to penalties under our agreement with Apple, including significant monetary penalties. While we intend that all of our future ASF equipment contracts will place restrictions on the use of the ASF-generated material, there is no guarantee that our customers will honor this restriction or that, if they were to breach such contractual provision, that we would be able to collect (and we expect that we would be very unlikely to collect) sufficient amounts to off-set the monetary damages that we would owe Apple. Any violation of this exclusivity provision by us or by our customers, over which we will exercise very limited control, would have a material impact on our business and if we were required to pay damages to Apple, the amounts would likely be material and require significant amounts of our cash.

We have granted certain intellectual property rights with respect to our sapphire growth technology to Apple, and Apple may be able to acquire additional rights in the future under certain circumstances, and Apple may be able to transfer this intellectual property to others, including our competitors.

        We have granted Apple certain intellectual property rights pertaining to our sapphire growth technology, including rights to certain existing and future developments. These rights are not restricted to Apple's use of this technology and Apple has the right to license this technology to third parties, including our current and future sapphire material competitors. Therefore, under certain circumstances, Apple would have the ability to use our technology to generate sapphire material for its use, or to engage one or more third parties to manufacture sapphire for Apple using our technology. If Apple were to exercise its right to use our sapphire growth technology (or grant that right to a third party), our business would be harmed, and we may be unable to meet our obligations under the Prepayment Agreement through the delivery of sapphire material to Apple. In addition, if a third party were to receive a license to our technology it may replace us as a supplier of sapphire material to Apple and that third party may have access to technology that would otherwise allow it to compete with us for sales of sapphire material and sapphire growth equipment. Any of the foregoing would harm our business and results of operations.

We expect to build inventory of sapphire material and if it is not purchased by Apple, our business could be harmed and we may be required to take a charge for this inventory.

        We are required to maintain significant inventory of sapphire material under our agreements with Apple, although Apple has no purchase commitment to us. If Apple does not purchase sapphire materials in the amounts we expect it would have a material adverse effect on our cash flows, results of operations and financial condition. In addition, due to certain restrictions in our supply agreement on the sale of sapphire material, we may not be able to sell that material to other parties, which would result in increases in our inventory that we cannot otherwise sell and would have a negative impact on our margins and our operations and may require that we take a charge for that inventory if it becomes excess or obsolete.

If our sapphire equipment and material do not achieve market acceptance, prospects for our sapphire business would be limited.

        The customers to whom we sell ASF systems are, we believe, largely manufacturing for the LED industry and, in more limited cases, other industrial markets. Potential customers for sapphire equipment and sapphire-based LED materials manufactured with the ASF system may be reluctant to adopt these offerings as an alternative to existing sapphire materials and lighting technology or sapphire manufacturing processes. In addition, many of the customers who purchase our equipment, we believe, will utilize the material for LED lighting. However, LED lighting is currently more expensive than traditional lighting and if the price does not decrease in the near future, our customers may not have a market in the near term for the material they produce with our ASF systems, which would reduce the demand for our ASF systems.

        In addition, potential customers may have substantial investments and know-how related to their existing sapphire, LED and lighting technologies, and may perceive risks relating to the complexity, reliability, quality, usefulness and cost-effectiveness of our sapphire equipment and sapphire material products compared to alternative products and technologies available in the market or that are currently under development. For example, companies are developing general lighting technologies that utilize silicon-based material (in lieu of sapphire) and assert that the production costs are significantly lower than the costs to produce sapphire-based lighting materials. If acceptance of sapphire material and sapphire-based LEDs, particularly in general illumination, do not increase significantly, opportunities to increase the sapphire equipment portion of our business and revenues would be limited.

        In addition, the price of sapphire-based LED material has recently experienced a marked drop due, in part, to the readily available supply of such material. If the price of LED material, which is driven, in large part due to the supply that is generally available, drops, we would expect that our materials and equipment business would be negatively impacted.

        Any of the foregoing factors could have an adverse impact on the growth of the sapphire portion of our business. Historically, the sapphire industry has experienced volatility in product demand and pricing. Changes in average selling prices of sapphire material as a result of competitive pricing pressures, availability of material, increased sales discounts and new product introductions by competitors could have an adverse impact on our results of operations.

Crystal growth using the ASF system requires a consistent supply of power and any interruption in the supply of power may result in sapphire material that has reduced or no sales value.

        The process for growing sapphire boules using the ASF system technology requires that the system be supplied with a consistent supply of power during the cycle required to grow a boule. If there are certain types of power interruptions, which we have experienced at our Salem and Merrimack facilities, even for a brief period of time, the sapphire boule being generated by that system will be of inferior quality and we would likely be unable to sell that sapphire material to a customer. Our Arizona sapphire material facility will have a number of ASF systems operating and the power demand will be significant, in particular, at that location and if the power were not consistent, we may breach our material delivery commitments and the consequences could include accelerated repayment of advances made to us and payment of damages to our customer. Such power interruptions at our facilities could also delay and impair our research and development efforts with respect to sapphire material and ASF systems. In addition, if customers of our ASF system do not have consistent power supplies, our system would not gain market acceptance because it will not create boules of the quality that may be expected by our customers and we would likely not meet the required contractual criteria necessary to receive the final installment payment.

Production and sale of sapphire growth systems for producing materials is a new industry and we have limited operating history, which makes it difficult to evaluate the business prospects for this business segment.

        Because of our limited operating history in the sapphire industry it is difficult to evaluate our business and prospects. While we have gained contractual acceptances on our ASF systems, our sapphire equipment business, however, presents the difficulties frequently encountered by those businesses that are in the early stage of development, coupled with the risks and uncertainties encountered in new and evolving markets such as the market for sapphire growth technology. We may not be able to successfully address these challenges. If we fail to do so, we may incur losses and our business would be negatively impacted.

        While we have commissioned ASF systems at customer sites, our customers generally lack experience in operating the ASF systems. Our sapphire furnaces require a skilled and trained employee base to properly operate and efficiently maintain the systems. While we offer training in connection with the sale of ASF systems, at certain customer sites, we have discovered that those customers have not yet hired the personnel or instituted the operations procedures necessary to properly run the ASF system they purchased. As a result of these factors, we believe that certain ASF systems have generated sapphire material that is not salable. Additionally, even in those cases where the sapphire boule was to specification, the boule has not always been properly oriented by the customer and some or all of the value of the sapphire boule was lost as it was sliced and cored. If our customers do not have the manufacturing expertise to operate the ASF systems, they may be delayed in ramping up their operations and sapphire manufacturing operations, we may not recognize revenue from the sale of these systems (or such recognition may be delayed) and the ASF systems may not gain wider market acceptance, all of which would harm our reputation and the results of our sapphire business segment.

We expect that oversupply of, or limited demand for, polysilicon, solar panels and sapphire material, including LED quality material, may have an adverse impact on our equipment business and, unless such oversupplies are reduced or demand increases in the near future due to development of new technologies or otherwise, the negative impact on our equipment business could last for an extended period.

        Our equipment sales are principally to customers that manufacture polysilicon (which is a key component for making solar wafers and cells), silicon ingots (which are, through various cutting and finishing processes, used for making solar cells, modules and wafers) and sapphire boules (which are, through various cutting and finishing processes, used for making, among other things, LED wafers). Each of the polysilicon, solar wafer, modules and cell and LED wafer markets are currently experiencing significant oversupply and/or significant decreased demand. For example, our PV business experienced a 52% decrease in revenue for the nine months ended September 28, 2013 as compared to the same period in the prior year. The consequence of this oversupply and decreased demand is that those who sell into these markets (many of whom are customers for our equipment) are either required to sell at very low prices (including sometimes selling at a loss) or are unable to sell at all. Many customers are experiencing large inventories. As a consequence of these conditions, demand for all of our equipment, particularly our polysilicon reactors, DSS furnaces and ASF units, has dropped significantly in the past few quarters. We have in the past recorded significant de-bookings for our PV, polysilicon and sapphire equipment. In the future, we may continue to have material amounts of contract de-bookings. This has had an adverse impact on our business and will continue to have such an effect, including requiring that we sell products at prices below what we usually charge or resulting in the absence of any meaningful new sales.

        In addition, certain customers have requested that we delay delivery of equipment or reduce the number of equipment units they are required to purchase under existing contracts (and we expect that we may receive similar requests in the future). If the existing inventories of polysilicon, solar, modules cells/wafers and LED/sapphire materials are not reduced in the near future or demand increases, as a result of new solar or sapphire technologies that increase demand for end-products incorporating polysilicon, solar cells or sapphire material or due to other reasons, we expect that our business and results of operations will be significantly and materially impacted.

We depend on a small number of customers in any given fiscal period for a substantial part of our sales and revenue.

        In each fiscal period, we depend on a small number of customers for a substantial part of our sales and revenue. We expect that our success in the sapphire material business, which will be very important to our overall business, will be tied to Apple. The failure of Apple to place orders for sapphire material, the failure of our other major customers to place orders or to make payments for equipment, the loss of existing orders or lack of new orders in the future, or a change in product acceptance schedules could significantly reduce our revenues and have a material adverse effect on our financial condition, results of operations, business and/or prospects. While we have sought to diversify our business and customer base, including a larger sapphire materials operation, we anticipate that our dependence on a limited number of customers will continue for the foreseeable future.

        There is a risk that existing customers will elect not to do business with us in the future, particularly as we face increased competition in each of our business segments, and/or that our equipment customers will experience financial difficulties. Furthermore, due to the cost of our equipment products, our equipment customers are often dependent on the equity capital markets and debt markets to finance their purchases. As a result of on-going turmoil in the capital and debt markets, these equipment customers could experience financial difficulties and become unable to fulfill their contracts with us. There is also a risk that these customers will attempt to impose new or additional requirements on us that reduce the gross margins that we are able to generate through sales to such customers. If we do not develop relationships with new customers, we may not be able to increase, or even maintain, our revenue, and our financial condition, results of operations, business and/or prospects may be materially adversely affected.

Our Photovoltaic business segment has historically depended upon the Directional Solidification System (DSS) furnace for its revenue and we expect that there will be very limited, if any, revenue attributable to DSS sales in the future. Additionally, we do not expect to commercially launch our next photovoltaic tool until late in 2014.

        The global solar industry has continued to experience a significant downturn that has negatively impacted the growth of the industry and the profitability of PV producers and the companies who supply the equipment and materials used in the production of PV products such as wafers, cells and modules. The principal product line of our PV business has been the DSS family of casting furnaces that are used to produce multicrystalline ingots and MonoCast™ ingots.

        Because of the high level of PV manufacturing overcapacity, we expect very limited investment in additional generation capital equipment for 2013 and 2014. While we have sold a significant amount of DSS furnaces that we held in inventory, we do have some DSS furnaces that remain in inventory and we will endeavor to sell any DSS furnaces that we have in our inventory, but expect that demand for these will be limited and prices will be lower than we have historically charged. Our next generation PV equipment offering, our HiCz tool, is still under development and is projected to be commercially available late in 2014. Therefore, we do not expect to have any meaningful sales or revenue from our PV segment in 2013 and 2014. If our HiCz tool does not gain market acceptance in 2014, our PV business segment could experience prolonged periods without contributing any meaningful revenue to the business. In addition, with the idling of our facility in Hazelwood, Missouri earlier in 2013, we will no longer sell HiCz material generated by our HiCz™ tools and, while the revenue from the sale of this material was minimal, we no longer expect to have this as a source of revenue in the future.

Impairment charges negatively impacted our financial results in recent fiscal periods and additional charges, of comparable or greater magnitude, may be required in the future as a result of the prolonged downturn in the markets we serve.

        We assess our goodwill and other intangible assets and our long-lived assets for impairment when required by U.S. generally accepted accounting principles. These accounting principles require that we record an impairment charge if circumstances indicate that the asset carrying values exceed their estimated fair values. The estimated fair value of these assets is impacted by general economic conditions in the markets we serve. Deterioration in general economic conditions may result in, among other things: declining revenue which can lead to excess capacity and declining operating cash flow; reductions in management's estimates for future revenue and operating cash flow growth. All of these factors negatively impacted our PV business during the quarter ended December 31, 2012 and, as a result, we recorded a goodwill impairment charge of $57.0 million, an intangible asset charge of $0.5 million, asset impairments of $29.3 million, inventory write downs of $60.2 million and vendor advance impairments of $8.4 million. More recently, during the nine months ended September 28, 2013, we recorded $1.9 million of additional charges related to the Hazelwood facility's lease exit costs, $0.6 million of other contract termination costs related to this facility and $4.0 million of impairment charges related to the fair value of the HiCz fixed assets, respectively. If the PV market were to continue to deteriorate or our PV products, including our HiCz™ tool, were to not generate significant sales in the future, we could be required to take further charges and they may be material.

        If our other business segments, polysilicon and sapphire, were to face the same conditions as our PV segment, we may be required to take significant impairment charges for these segments as well. Any future impairment charges may have a material adverse impact on our business and results of operations. In addition, we may be unable to adequately and timely realign our cost structure with softening demand, which would also negatively impact our results.

China has recently experienced decreased growth rates and certain of the solar and sapphire manufacturers in China, and in Asia generally, have been unwilling or unable to continue to invest in capital equipment purchases.

        The rate of growth of the Chinese economy has experienced decreases recently. Since Chinese companies, including solar and LED producers, ship their products to Europe, the decreased growth experienced in China is due, in part we believe, to the adverse economic situation in Europe. The negative impact of this reduced rate of growth is compounded by the fact that the solar industry, including solar and wafer, module and cell manufacturers and polysilicon manufacturers, are confronting markets that are either experiencing decreased demand or are generating more capacity than the industry requires. These market conditions are making it difficult for these companies to generate adequate returns and many such companies are not making any capital investments in their operations, which results in much lower demand for our equipment products. For several years, Chinese solar manufacturers relied on, we believe, easily available credit and companies were increasing rates of investment in capital equipment. These companies utilized these financial resources to build up their manufacturing capacity. We believe that Chinese companies have incurred some of the highest levels of debt in the solar industry. Now, however, in many cases, lenders to Chinese solar companies, in particular, are no longer extending credit on favorable terms, or at all. Some of this debt is maturing and certain of these companies are unlikely to be able to make payments when due. As a result, we expect that the demand for our equipment products will continue to remain limited for the short-term amongst our Chinese customer base (which are among our largest equipment customers). Also, it may be the case that customers with orders in our backlog are unable to accept delivery of our equipment or may re-negotiate terms, including requests for reduced prices, delayed delivery and decreases in the number of units shipped. Any of the foregoing would have a negative impact on our business and results of operations. These circumstances are making competition among equipment suppliers to sell to a limited number of purchasers very challenging. As competition increases, it may be the case that our competitors engage in business practices that we will not engage in (or are legally prohibited from engaging in) in order to gain business, including providing incentives or benefits that are prohibited under the U.S. Foreign Corrupt Practices Act.

Current or future credit and financial market conditions could materially and adversely affect our business and results of operations in several ways.

        Over the past few years, financial markets in the United States, Europe and Asia experienced disruption, including, among other things, volatility in security prices, tightened liquidity and credit availability, rating downgrades of certain investments and declining valuations of others and increased bankruptcy filings by companies in a number of industries (including several companies in the solar industry). These economic developments adversely affect businesses such as ours in a number of ways. The tightening of credit in financial markets for solar companies and sapphire companies has resulted in reduced funding worldwide, including China (where many of our equipment customers are located), and a higher level of uncertainty for solar cell, wafer and module manufacturers and manufacturers incorporating sapphire material into their products. As a result, some of our equipment customers have been delayed in securing, or prevented from securing, funding adequate to honor their existing contracts with us or to enter into new contracts to purchase our equipment products. We believe a reduction in the availability of funding for new manufacturing facilities and facility expansions in the solar and sapphire industries, or reduction in demand for solar panels or sapphire material has caused, and may continue to cause, a decrease in orders for our products.

        We currently require most of our equipment customers to prepay a portion of the purchase price of their orders and to provide letters of credit prior to shipping equipment. We use these customer deposits to prepay our suppliers in order to reduce the need to borrow to cover our cash needs for working capital. This practice may not be sustainable if the recent market disruptions continue or grow worse. Some of our customers who have become financially distressed have failed to provide letters of credit or make payments in accordance with the terms of their existing contracts. If customers fail to post letters of credit or make payments, and we do not agree to revised contract terms, it could have a significant impact on our business, results of operations and financial condition. The impact of these disruptions are increasingly being felt in China, and by certain of our customers which are located in China and other countries in Asia, and accounts in part for the decline in our total revenue and order backlog for the nine-month period ended September 28, 2013 as compared to the same period in the prior year.

        We may experience further revenue and backlog reductions in the future. Credit and financial market conditions may similarly affect our suppliers. We may lose advances we make to our suppliers in the event they become insolvent because our advances are not secured or backed by letters of credit. The inability of our suppliers to obtain credit to finance development or manufacture our products could result in delivery delays or prevent us from delivering our products to our customers.

Ongoing trade disputes with China may adversely impact the businesses of our Chinese customers, which could harm our business and our stock price.

        The current limited demand for our equipment products and the excess capacity in the end markets our equipment customers serve is exacerbated by trade tensions between China and the U.S. In October 2012, the U.S. Commerce Department issued a final ruling and levied anti-dumping duties on billions of dollars of solar panels and cells from China (and set countervailing duties as well). This final ruling has negatively impacted our equipment customers in China and we expect that this effect will continue in the future. In July 2013, the Chinese Ministry of Commerce imposed preliminary anti-dumping duties on U.S. and Korean polysilicon makers, and for certain manufacturers these duties were above 50%. And in September 2013, the Chinese Ministry of Commerce imposed an additional 6.5% "anti-subsidy" trade duty, over and above the duty imposed in July 2013 on U.S. polysilicon companies who received government subsidies. We believe that certain of our equipment customers are delaying any purchasing or expansion plans until these various trade matters are resolved and we do not expect such resolution to take place in the near term and, in fact, expect that they will grow more adversarial. Retaliatory tariffs and trade tensions with China, on the one hand, and the U.S. and Europe (as well as South Korea, where some of our equipment customers are located) on the other hand, is causing uncertainty in the industry and is having a material adverse impact on our business since we sell into China and our equipment customers sell end products into Europe and the U.S. Our business and results of operations would be negatively affected if further anti-dumping or other duties were imposed or a trade war was to occur with China (or if the duties already imposed are not removed). In addition, we expect that any further announcements about or imposition of duties by the U.S. government or E.U. on solar cells imported from China or relating to duties imposed on polysilicon manufacturers by the Chinese government (or similar actions) could negatively impact our stock price and may have a material adverse effect on our business and results of operations.

Servicing our debt, including our repayment obligations to Apple, and other payment obligations requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        Our ability to make scheduled payments, or to refinance our obligations under the Prepayment Agreement (if not recouped through delivery of sapphire material) or our 2017 notes or the notes offered in the concurrent notes offering and any other indebtedness depends on our future performance and available cash, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt, our other repayment obligations and make necessary capital expenditures (particularly if there were to be a default under either or all of the MDSA or the Prepayment Agreement, 2017 notes or the notes offered in the concurrent notes offering that would accelerate the payments due thereunder). If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt or repayment obligations.

        Our Prepayment Agreement with Apple contains certain "trigger events" which would require that we repay the full amount advanced to us through such time, including "trigger events" related to maintaining adequate financial metrics such as cash holdings. Payment of these amounts may require the use of substantial amounts of our cash and if we do not have such cash (or cannot timely raise sufficient amounts) to make this payment, we would be in default, which would likely cause a cross default under our other debt obligations. Our obligation to repay the Prepayment Amount is secured by our ownership of the equity interests of our subsidiary that owns the ASF units in Arizona and the ASF units and if Apple were to foreclose on such interests and equipment, our business and results of operations would be substantially harmed.

If our customers delay or cancel equipment purchases, we may be required to modify or cancel contractual arrangements with our suppliers which may result in the loss of deposits or pre-paid advances, which losses have been significant in the past.

        As a result of our customer delays or contract terminations, we reschedule or cancel, from time to time, purchase orders with our vendors to procure materials and, in certain cases, we are required to forfeit deposits and/or reimburse the vendor for costs incurred to the date of termination plus predetermined profits. We have recorded significant losses resulting from rescheduled and/or canceled commitments to our vendors as a result of customer delays, contract modifications and terminations. For example, we expect to terminate purchase commitments for DSS inventory components in the fourth quarter of fiscal 2013 and beyond. The gross amount outstanding under the purchase orders was $14.3 million at September 28, 2013 and we will negotiate with our vendors to determine the amount payable upon termination. Certain of the vendors from whom we purchased materials have been unable to deliver the ordered components because economic conditions had an adverse impact on their ability to operate their businesses and we were unable to recover advances paid to those vendors for components that were not delivered and, in some cases, these lost advances were significant amounts. In cases where we are not able to cancel or modify vendor purchase orders due to customer delays or terminations, our purchase commitments may exceed our order backlog requirements and we may be unable to redeploy the undelivered equipment. In addition, we expect that we may be required to pay advances to vendors in the future without being able to recover that advance if the vendor is placed in bankruptcy, becomes insolvent or otherwise experiences financial distress.

        Delays in deliveries, or cancellations of orders, for equipment products of all of our segments could cause us to have inventories in excess of our short-term needs and may delay our ability to recognize, or prevent us from recognizing, revenue on contracts in our order backlog. Alternatively, we may be required to sell products below our historical selling prices, which was the case for certain recent DSS equipment sales.

Amounts included in our order backlog may not result in actual revenue or translate into profits.

        Our order backlog is primarily based on signed purchase orders or other written contractual commitments. We cannot guarantee that our order backlog will result in actual revenue in the originally anticipated period, or at all. Beginning with the three-month period ended December 31, 2012, we identified certain contracts in our order backlog that have not been terminated or modified, however, we expect that certain customers will not fulfill their obligations under these respective contacts. During the nine-month period ended September 28, 2013, we removed contracts which had not been terminated or modified from our reported order backlog resulting in a $358 million reduction. Almost

99 percent of the reduction was attributable to two contracts that have not been terminated or modified, but we have removed amounts from our reported backlog. In addition, the contracts included in our order backlog may not generate margins equal to our historical operating margins. Our customers may experience project delays or default on the terms of their contracts with us as a result of external market factors and economic or other factors beyond our or their control. If a customer fails to perform its contractual obligations and we do not reasonably expect such customer to perform its obligations, we may terminate the contract, which would result in a decrease in our reported order backlog. In addition, our backlog is at risk to varying degrees to the extent customers request that we extend the delivery schedules and make other modifications under their contracts in our order backlog. Any contract modifications that we negotiate could likely include an extension of delivery dates, and could result in lower pricing or in a reduction in the number of units deliverable under the contract, thereby reducing our order backlog and resulting in lesser (or no) revenue recognized from such contracts. Our order backlog includes contracts with customers to whom we have sent notices of breach for failure to provide letters of credit or to make payments when due. If we cannot come to an agreement with these customers, it could result in a further reduction of our order backlog. Other customers with contracts, however, may approach us with requests for delays in the future, or may fail to make payments when due, which could further reduce our order backlog. If our order backlog fails to result in revenue in a timely manner, or at all, we could experience a reduction in revenue, profitability and liquidity.

We face competition in each of our business segments, and if our competitors are able to manufacture products that employ newer technologies or are otherwise more widely used than our products, and if we are unable to modify our products to adapt to such future changes, we may be unable to attract or retain customers.

        The PV energy and sapphire industries are both highly competitive and continually evolving as participants strive to increase their market share and new entrants strive to capture market share. In addition, the PV energy industry (which includes polysilicon and solar wafer, module and cell manufacturers) also has to compete with the larger conventional electric power industry. The PV energy and sapphire industries are also rapidly evolving and are highly competitive. Particularly with respect to the solar cell industry, new technologies are leading to rapid improvements in cell efficiencies and performance. Technological advances are, we believe, also resulting in lower manufacturing costs for these products. These developments may render existing products and/or product manufacturing equipment sold by our PV energy and sapphire businesses obsolete. We will therefore need to keep pace with technological advances in these industries in order to compete effectively in the future, which may require significant expenditures on research and development or investments in acquisition of other businesses and technologies. For example, our success in the sapphire equipment market depends on our ability to expand into new applications that are based on continued advancement in the design and manufacture of sapphire and LEDs (including sapphire and non-sapphire- based LEDs) and lighting technology by others, as well as the continued demand for sapphire in the LED market (while we believe sapphire is currently one of the preferred substrate materials for certain LED applications in certain markets, the use of silicon substrates and substrates incorporating other materials in LED applications is currently developing). In addition, we have agreed that we will no longer sell ASF systems for use in generating sapphire in certain select markets (so we will no longer be able to sell sapphire equipment into those certain markets). Our success in the PV market will depend on our success in commercializing our monocrystallization, or HiCz™, technology offering. Our failure to further refine our technologies and/or develop and introduce new solar power and sapphire products could cause our products to become uncompetitive or obsolete, which could adversely affect demand for our products, and our financial condition, results of operations, business and/or prospects. Many of our competitors, in each of our business segments, have, and future competitors may also have, substantially greater financial, technical, manufacturing and other resources than we do. These resources may provide our competitors with an advantage because they can realize economies of scale, synergies and purchase certain raw materials, commodities and key components at lower prices. Current and potential competitors of ours may also have greater brand name recognition, more established distribution networks and larger customer bases, and may be able to devote more resources to the research, development, promotion and sale of their products or to respond more quickly to evolving industry standards and changes in market conditions. In addition, given the ability of other parties to access our equipment, we also face low-cost competitors who may be able to offer similar products at very competitive prices.

        We may not be able to maintain our current share of the market in our respective business segments as competitive intensity increases and particularly as our customers are targeted by local low-cost competitors in China and other countries. In addition, these overall markets are shrinking as demand drops and/or capacity increases. We believe that certain PV customers have already begun purchasing our competitors' equipment and installing it in their facilities. Our efforts to capitalize on technological developments in the markets in which we operate, such as the HiCz tool (which is in development), may not result in increased market share and require that we make substantial capital investments without any corresponding increase in revenues. In addition, customers may place orders to supply equipment for new facilities or future expansions with our competitors, and we believe the likelihood that our customers and others will go to competitors has increased over time. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors and/or new technological developments may have a material adverse effect on our financial condition, results of operations, business and/or prospects.

        In relation to our polysilicon business, we are not the only provider of polysilicon production equipment to the market based on a Siemens-type CVD reactor design. Although we believe our SDR reactor to be re-designed and distinct from the competing products offered by our competitors, there can be no assurance that our SDR reactor will compete successfully with their products which would have a material adverse effect on our financial condition, results of operations, business and or prospects. In addition, alternative technologies for producing polysilicon exist and, to the extent that they become more widely available, the demand for our SDR reactor may also be adversely effected. Furthermore, we believe that companies that currently produce polysilicon for their internal use and consumption compete indirectly with our polysilicon business, as any increase in the supply of polysilicon may have an adverse effect of the demand for our SDR reactor.

We intend to pursue business and technology acquisition and investment opportunities in the future as part of our business plan to grow and diversify our business and we expect that one or more of these acquisitions or investments will expand our product offerings into markets we have not previously served.

        Our business plan is focused on growing and diversifying our product and technology offerings. Acquiring Crystal Systems, a sapphire manufacturer, was part of this business plan to extend our offerings beyond polysilicon and PV markets. We expect that achieving these goals of growth and diversification will include the acquisition of businesses and technologies from third parties or investments in third parties (that may lead to future acquisitions or rights to technology) and expect that in the future we will continue to engage in negotiations for such acquisitions, investments or joint venture arrangements. In order to achieve our objective of diversifying our business to technologies outside of polysilicon, photovoltaic and sapphire, we expect that some of these acquisitions will be in markets or industries that may be unrelated to those markets we currently serve. This business diversification plan involves risks. Our stock may be valued differently depending on what markets we serve in the future. Diversification may also require significant time and resource commitments from our senior management, which will limit the amount of time these individuals will have available to devote to our existing operations. This diversification may also involve the complexities in managing an employee base that is already located in several different locations and in effectively deploying, operating and utilizing our internal systems, including those related to financial reporting, and other systems we depend on.

        We may also have very little experience in dealing with these new markets and products. Any failure or any inability to effectively manage and integrate new businesses and technologies could have a material adverse effect on our business, financial condition and results of operations. In addition, and amounts that we invest may not generate any returns for us and we could lose the entire amount of the investment.

        Finally, we may not be successful in acquiring any new businesses or technologies, despite our efforts to do so, and there can be no certainty that we will acquire any other companies or technologies that allow us to diversify. If we do not close acquisitions in accordance with our business plan or make successful investments, we may not be able to diversify revenue and our performance will be tied to the polysilicon, PV and sapphire equipment markets (as well as demand for sapphire material from Apple, and if any of these experience difficulties, our business, financial condition and results of operations would be negatively impacted.

General economic conditions may have an adverse impact on demand for our equipment products and result in charges for excess or obsolete inventory.

        Purchasing our equipment products requires significant capital expenditures, and demand for such products is affected by general economic conditions. A downturn in the global construction market has reduced demand for solar panels in new residential and commercial buildings, which in turn reduces demand for our products that are used in the manufacture of PV wafers, cells and modules and polysilicon for the solar power industry (including our DSS units and SDR reactors). In addition, a downturn or lack of growth in the sapphire material market, and the sapphire-based LED and general illumination markets in particular, have resulted in reduced demand for our ASF systems. Uncertainties about economic conditions, negative financial news, potential defaults by or rating downgrades of debt issued by governmental entities and corporate entities, tighter credit markets and declines in asset values have, in the recent past, caused our customers to postpone or cancel making purchases of capital equipment and materials. We believe that increasing governmental budgetary pressures will likely result in the reduction, or the elimination of, government subsidies and economic incentives for on-grid solar electricity applications. A prolonged downturn in the global economy, combined with decreased governmental incentives for solar power usage, would have a material adverse effect on our business in a number of ways, including decreased demand for our PV and polysilicon equipment products, which would result in lower sales, reduced backlog and contract terminations.

        Uncertainty about future economic conditions makes it challenging for us to: forecast demand for our equipment products and our operating results, make business decisions and identify the risks that may affect our business. For example, our equipment inventory balances have increased substantially recently and, during the three month period ended December 31, 2012, we determined that we were unable to deploy certain of our PV inventory and had to take a significant impairment charge. If our remaining PV inventory, or the inventory we have built up for polysilicon or sapphire equipment, cannot be sold or utilized in our operations and becomes excess or obsolete, we could be required to take another write down or multiple write downs and the amount or amounts may be material. If we are not able to timely and appropriately adapt to changes resulting from the difficult macroeconomic environment, including by maintaining appropriate inventory levels, our business, results of operations and financial condition may be materially and adversely affected.

Our success depends on the sale of a limited number of products.

        A significant portion of our operating profits has historically been derived from sales of DSS units, SDR reactors, STC converters, hydrochlorination equipment and ASF units, which sales accounted for 68% of our revenue for the three months ended September 28, 2013. There can be no assurance that sales of this equipment will increase beyond, or be maintained at, past levels or that any sales of sapphire materials (or any other future product offering) will offset any decrease in sales of DSS furnaces, ASF systems or SDR reactors (or result in any revenue). Additionally, we have already experienced decreased demand for all of our equipment products, and specifically sales of our STC converters and DSS furnaces are substantially lower than in prior periods due to changes in technology and decreased demand, and further changes in technology will also, we expect, result in a further reduction in demand and decreased average selling prices for our DSS multicrystalline furnace, if we are able to sell any of these DSS furnaces at all. Due to these circumstances, we intend to discontinue any significant additional investments in our DSS product line and will only be selling furnaces that we have in inventory. Many factors affecting the level of future sales of our products are beyond our control, including, but not limited to, demand for solar products and sapphire material (including sapphire-based LED material and sapphire use in general illumination and in consumer electronics), development and/or use of alternatives to sapphire in LED applications (including in general illumination) and competing product offerings by other equipment manufacturers. We may be unable to diversify our product offerings and thereby increase or maintain our revenue and/or maintain our profits in the event of a decline in ASF systems and SDR reactors sales and to off-set the discontinuation of our DSS product line.

        If sales of our PV, polysilicon or sapphire products continue to decline, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

We depend on a limited number of third party suppliers.

        We use certain component parts supplied by either a single or a small number of third party suppliers in our polysilicon, PV and sapphire equipment products and ancillary equipment and in our manufacture of sapphire material, and certain of these components are critical to the manufacture and operation of certain of our products. For example, we use specialist manufacturers to provide vessels and power supplies which are essential to the manufacture and operation of our polysilicon products. In addition, certain of our products consist entirely of parts and components supplied by third party suppliers, and in these instances filling orders depends entirely upon parties over which we exercise little or no control, and if these contractors were unable to supply, or refused to supply, the parts and components, we would be unable to complete orders which would have a negative impact on our reputation and our business.

        Our sapphire materials businesses, as well as the customers for our ASF units, also depend on suppliers of raw materials and components that are utilized during the manufacturing process. For example, the supply of qualified meltstock crucibles used to grow sapphire materials, as well as helium, is limited and we expect demand will increase as we sell more ASF units and as we expand our operations in Arizona, and as a result, there may be an insufficient availability of these items for our sapphire materials business and sapphire research and development as currently operated or available for the purchasers of our ASF systems, which would prevent us from growing our sapphire equipment and materials business. This risk is exacerbated as we intend to expand our sapphire materials business and will be requiring significantly more raw materials and components than in the past (and we could face monetary and other penalties under our sapphire material supply agreement if we are unable to deliver sapphire material pursuant to our supply arrangements with Apple). In addition, we will require our suppliers to our sapphire material business to deliver materials in a timely manner in order to meet our supply obligations and any delay in delivery may result in our failure could result in a breach of our obligations under our agreement with Apple, which could result in significant penalties.

        Further, our agreements with raw material and equipment component suppliers are typically short term in nature, which leaves us vulnerable to the risk that our suppliers may change the terms on which they have previously supplied products to us or cease supplying products to us at any time and for any reason.

        There is no guarantee that we will maintain relationships with our existing suppliers or develop new relationships with other suppliers. We are also dependent on our suppliers to maintain the quality of the raw materials, components and equipment we use and if the quality were to be below our standards, our equipment offerings may not function as designed or our sapphire material may not meet the specifications required by Apple (which could result in significant monetary penalties). We may be unable to identify replacement or additional suppliers or qualify their products in a timely manner and on commercially reasonable terms, or at all. Raw materials and component parts supplied by new suppliers may also be less suited to our products than the raw materials and component parts supplied by our existing suppliers. Certain of the component parts used in our products have been developed, made or adapted specifically for us. Such parts are not generally available from other vendors and could be difficult or impossible to obtain elsewhere. As a result, there may be a significant time lag in securing an alternative source of supply. In addition, the inability of our suppliers to support our demand could be indicative of a marketwide scarcity of the materials, which could result in even longer interruptions in our ability to supply our products.

We utilize raw materials in manufacturing our sapphire materials and all of our equipment and the prices for these materials fluctuate significantly and any increases in price or decrease in availability will harm our business.

        In the ordinary course of business, we are exposed to market risk from fluctuations in the price of raw materials and commodities necessary in the manufacture of our products, such as graphite, steel, copper, helium and molybdenum. We experience similar commodity risks in connection with the consumable materials utilized in our equipment products, and in certain cases, there is very limited access to these commodities. We may not be able to pass along fluctuations in our costs of materials to our equipment customers or material customer customers. The increase in the price of these commodities, due to further limitations of availability or to greater demand, will make our products less attractive and will harm our sapphire material and all of our equipment businesses (and the margins we achieve in connection with the sale of sapphire materials may drop even further or may be negative). If we bring more entrants into the photovoltaic, polysilicon and sapphire equipment markets, these commodity risks increase. Any significant increase in these prices would increase our expenses, decrease demand for our products and hurt our profitability (or prevent us from being profitable). In addition, demand for our products will be negatively impacted if the prices of raw materials that are used to create polysilicon, PV materials and sapphire materials were to increase.

        Our failure to obtain sufficient raw materials, commodities, component parts for our equipment (or to generate sapphire material) and/or third party equipment that meet our requirements in a timely manner and on commercially reasonable terms could interrupt or impair our ability to assemble our products, and may adversely impact our goal of expanding our business, as well as result in a loss of market share. Further, such failure may prevent us from delivering our products as required by the terms of our contracts with our customers (including our obligations to deliver sapphire material), and may harm our reputation and result in breach of contract and other claims being brought against us by our customers (including damages we could be required to pay if we fail to timely deliver sapphire material in accordance with specifications). Any changes to our current supply arrangements, whether to the terms of supply from existing suppliers or a change in our suppliers, may also increase our costs in a material amount.

The prices for polysilicon and sapphire material, as well as silicon ingots, have, in the past, dropped as a result of either increased supply or decreased demand, and, at the same time, the prices for the inputs to create this output has either remained consistent or increased, which has resulted in decreased margins for polysilicon and sapphire and PV manufacturers, and if these circumstances were to continue or dampen the demand for our PV, polysilicon and sapphire equipment business would be negatively impacted.

        The prices for polysilicon, sapphire and PV materials have decreased due, in part, to either excess supply or decreasing demand for these materials. At certain times, these price drops were accompanied by an increase in the costs (or the costs have remained stable) for the consumable materials that are used in our equipment to make polysilicon, sapphire boules and PV ingots and wafers. These two factors, operating in tandem, result in decreased margins for the manufacturers selling polysilicon, sapphire boules and PV ingots and wafers, and, depending on circumstances, could result in negative margins. If this situation were to persist, we would expect that the demand for our polysilicon reactors, ASF units and our PV equipment and sapphire material would drop and may hamper the adoption of any new technologies we introduce (including our proposed HiCz™ equipment offering, which is still currently in development). The on-going global economic uncertainty and tightened credit markets may exacerbate these circumstances.

We may face product liability claims and/or claims in relation to third party equipment.

        It is possible that our equipment and materials products could result in property damage and/or personal injury (or death), whether due to product malfunctions, defects, improper use or installation or other causes. We cannot predict whether or not product liability claims will be brought against us or the effect of any resulting negative publicity on our business, which may include the loss of existing customers, failure to attract new customers and a decline in sales. The successful assertion of product liability claims against us could result in potentially significant monetary damages being payable by us, and we may not have adequate resources to satisfy any judgment against us. Furthermore, it may be difficult or impossible to determine whether any damage or injury was due to product malfunction, operator error, failure of the product to be operated and maintained in accordance with our specifications or the failure of the facility in which our equipment products are used to comply with the facility specifications provided to our customers or other factors beyond our control. For example, one of our significant equipment customers experienced chamber leakage involving a number of DSS units in its facilities which we believe was the result of their facility failing to conform to specifications. We nonetheless agreed to replace certain chambers at our cost. Other customers may experience similar issues in the future as a result of product defects, facilities not complying with specifications or other reasons. To date, we have not received any product liability or other claims with respect to these or any other accidents.

        In addition, we have provided third party equipment in connection with our equipment product sales (or incorporated third party components into our equipment offerings). There can be no guarantee that such third party equipment will function in accordance with our intended or specified purpose or that the customer's personnel, in particular those who are inexperienced in the use of the specialized equipment sold by us, will be able to correctly install and operate it, which may result in the return of products and/or claims by the customer against us. In the event of a claim against us due to third party equipment, we may be unable to recover all or any of our loss from the third party equipment or component provider. The bringing of any product liability claims against us, whether ultimately successful or not, could have a material adverse effect on our financial condition, results of operations, business and/or prospects.

Our future success depends on our management team and on our ability to attract and retain key technical employees and to integrate new employees into our management team successfully.

        We are dependent on the services of our management team and our technical personnel. Although certain members of our management team are subject to agreements with us, any and all of them may choose to terminate their employment with us on thirty or fewer days' notice. The loss of any member of the management team could have a material adverse effect on our financial condition, results of operations, business and/or prospects. There is a risk that we will not be able to retain or replace these or other key employees. Integrating new employees into our management team could prove disruptive to our daily operations, require a disproportionate amount of resources and management attention and ultimately prove unsuccessful. In addition, we are implementing succession planning measures for our management, key staff and skilled employees. However, if we fail to successfully implement these succession plans for management and key staff when necessary, our operating results would likely be harmed.

        We also depend on our technical personnel to grow our business. Recruiting and retaining capable personnel, particularly those with expertise in the polysilicon, PV and the sapphire industry, is vital to our success. There is substantial competition for qualified technical personnel, and qualified personnel are currently, and for the foreseeable future are likely to remain, a limited resource. Locating candidates with the appropriate qualifications can be costly, time-consuming and difficult. There can be no assurance that we will be able to attract new, or retain existing, technical personnel. We may need to provide higher compensation or increased training to our personnel. If we are unable to attract and retain qualified personnel, or are required to change the terms on which our personnel are employed, our financial condition, results of operations, business and/or prospects may be materially adversely affected. In addition, we expect that we will need to hire a significant number of employees to operate our expanded sapphire material operations in Arizona, and, if we are unable to hire sufficient qualified personnel, our sapphire materials business could be harmed and we may be unable to deliver sapphire material as required by our customer which may result in monetary penalties and a breach under our contractual commitments.

New technologies we deploy may not gain market acceptance which could result in decreased cash resources and harm our results of operations.

        We have expended significant financial resources and technical expertise in developing new products and services that we expect will improve our product portfolio and result in increased revenues. These investments, however, may not result in increased revenues and may require that we incur expenses that result in decreasing our cash balances. For example, we have already spent in excess of $60 million as of September 28, 2013 (and may have additional significant capital spending) in connection with our acquisition of Confluence Solar, which we ultimately expect will result in a PV equipment offering, or HiCz™, that is to be designed to produce high efficiency monocrystalline solar ingots, and which is expected to lower PV production costs. In addition, we have purchased certain select assets and intellectual property from a third party related to the Hyperion ion implant technology and have invested significant amounts in our internal research and development efforts for other technologies, including silicon carbide growth technologies.

        The HiCz, Hyperion ion implantation and silicon carbide development efforts, which are among the new product offerings we are in the process of developing, require that we expend significant cash and time resources. If we are not successful in commercializing one or more of these new product lines, we would lose the significant investments we made in our internal development efforts and in the acquisitions we have made. In addition, certain of these proposed products, such as the Hyperion ion implantation tool, may take years to bring to market and we may be unable to timely generate revenue from these projects, if we are able to generate any revenue at all.

        We also have no experience in manufacturing and selling HiCz equipment, the Hyperion ion implantation equipment and silicon carbide manufacturing equipment, and we may be unable to commercialize these products or ensure they gain wide-spread market acceptance. We may also have issues with installing these products in customer facilities or in training customers to properly operate this equipment, which would likely prevent us from recognizing revenue on sales of this equipment. If we are unable to bring any of these products to market and generate substantial sales, we may be unable to recover any or all of the investments we have made in them. Given the pace of technological advancements in the PV equipment industry, it is possible that monocrystalline production may not gain meaningful market share as other companies develop products that generate solar cells offering even higher efficiency. Alternatively, there are competing monocrystalline production techniques that may result in a more efficient solar wafer and/or equipment that can make comparable quality silicon at equipment prices below what we charge or at which our equipment makes ingots. We face similar challenges and competition with respect to any ion implantation, silicon carbide or other equipment product we may bring to market. Any of the foregoing would have a significant and negative impact on our business and results of operation.

We may be unable to protect our intellectual property adequately and may be required to initiate litigation to enforce our intellectual property rights.

        Our ability to compete effectively against our competitors in the PV, polysilicon and sapphire markets will depend, in part, on our ability to protect our current and future proprietary technologies, product designs, product uses and manufacturing processes under relevant intellectual property laws including, but not limited to, laws relating to patents and trade secrets. We own various patents and patent applications in the United States and other countries relating to our products, product uses and manufacturing processes. To the extent that we rely on patent protection, our patents may provide only limited protection for our technology and may not be sufficient to provide competitive advantages to us. For example, competitors could develop similar or more advantageous technologies or design around our patents or otherwise employ alternative products, equipment or processes that may successfully compete with our products and technology. In addition, patents are of limited duration. Any issued patents may also be challenged, invalidated or declared unenforceable. If our patents are challenged, invalidated or declared unenforceable, other companies will be better able to develop products that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. Further, we may not have, or be able to obtain, effective patent protection in all of our key sales territories. Our patent applications may not result in issued patents and, even if they do result in issued patents, the patents may not include rights of the scope that we seek. The patent position of technology-oriented companies, including ours, is uncertain and involves complex legal and factual considerations. Accordingly, we do not know what degree of protection we will obtain from our proprietary rights or the breadth of the claims allowed in patents issued to us or to others. Further, given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important to our business.

        Third parties may infringe, misappropriate or otherwise violate our proprietary technologies, product designs, manufacturing processes and our intellectual property rights therein, which could have a material adverse effect on our financial condition, results of operations, business and/or prospects. For example, we have filed a lawsuit in the Hillsborough County Superior Court (Southern District) in New Hampshire against Advanced Renewable Energy Company, LLC ("ARC"), Kedar Gupta, its Chief Executive Officer and Chandra Khattak, an ARC employee, for the misappropriation of trade secrets relating to sapphire crystallization processes and equipment. Because the laws and enforcement mechanisms of various countries that we seek protection in may not allow us to adequately protect our intellectual property rights, the strength of our intellectual property rights will vary from country to country. Litigation to prevent, or seek compensation for such infringement, misappropriation or other violation, such as the ARC lawsuit described above, may be costly and may divert management attention and other resources away from our business without any guarantee of success.

        Further, we conduct significant amounts of business in China, yet enforcement of Chinese intellectual property related laws (including trade secrets) has historically been weak, primarily because of ambiguities in Chinese laws and difficulties in enforcement. Accordingly, the intellectual property rights and confidentiality protections available to us in China may not be as effective as in the United States or other countries.

        We also rely upon proprietary manufacturing expertise, continuing technological innovation and other know-how or trade secrets to develop and maintain our competitive position. While we generally enter into confidentiality and non-disclosure agreements with our employees and third parties to protect our intellectual property, such confidentiality and non-disclosure agreements could be breached and are limited, in some instances, in duration and may not provide meaningful protection for the trade secrets or proprietary manufacturing expertise that we hold. We have had in the past and may continue to have certain of our employees terminate their employment with us to work for one of our customers or competitors. Adequate or timely remedies may not be available in the event of misappropriation, unauthorized use or disclosure of our manufacturing expertise, technological innovations and trade secrets. In addition, others may obtain knowledge of our manufacturing expertise, technological innovations and trade secrets through independent development or other legal means and, in such cases, we may not be able to assert any trade secret rights against such a party.

We may face claims in relation to the infringement or misappropriation of third-party intellectual property rights.

        We may be subject to claims that our products, processes or product uses infringe the intellectual property rights of others. These claims, even if meritless, could be expensive and time consuming to defend. In addition, if we are not successful in our defense of such claims, we could be subject to injunctions and/or damages, or be required to enter into licensing arrangements requiring royalty payments and/or use restrictions. In some instances, licensing arrangements may not be available to us or, if available, may not be available on acceptable terms.

        Due to the competitive nature of the industries in which we participate, we may face potential claims by third parties of infringement, misappropriation or other violation of such third parties' intellectual property rights. From time to time we have received and may in the future receive notices or inquiries from other companies suggesting that we may be infringing their patents or misappropriating their intellectual property rights. Such notices or inquiries may, among other things, threaten litigation against us. Furthermore, the issuance of a patent to us does not guarantee that we have the right to practice the patented invention. Third parties may have blocking patents that could be used to prevent us from marketing our own patented product and practicing our own patented technology. In addition, third parties could allege that our products and processes make use of their unpatented proprietary manufacturing expertise and/or trade secrets, whether in breach of confidentiality and non-disclosure agreements or otherwise. If an action for infringement, misappropriation, or other violation of third party rights were successfully brought against us, we may be required to cease our activities on an interim or permanent basis and could be ordered to pay compensation, which could have a material adverse effect on our financial condition, results of operations, business and/or prospects. Additionally, if we are found to have willfully infringed certain intellectual property rights of another party, we may be subject to treble damages and/or be required to pay the other party's attorney's fees. Alternatively, we may need to seek to obtain a license of the third party's intellectual property rights or trade secrets, which may not be available, whether on reasonable terms or at all, and such technology may be licensed to other parties thereby limiting any competitive advantage to us. In addition, any litigation required to defend such claims brought by third parties may be costly and may divert management attention and other resources away from our business, without any guarantee of success. Moreover, we may also not have adequate resources to devote to our business in the event of a successful claim against us.

        From time to time, we hire personnel who have obligations to preserve the secrecy of confidential information and/or trade secrets of their former employers. Some former employers monitor compliance with these obligations. While we have policies and procedures in place that are intended to guard against the risk of breach by our employees of confidentiality obligations to their former employers, there can be no assurance that a former employer of one or more of our employees will not allege a breach and seek compensation for alleged damages. If such a former employer were to successfully bring such a claim, our know-how and/or skills base could be restricted and our ability to produce certain products and/or to continue certain business activities could be affected, to the detriment of our financial condition, results of operations, business and/or prospects.

The international nature of our business subjects us to a number of risks, including unfavorable political, regulatory, labor and tax conditions in foreign countries.

        We have substantial marketing and distribution operations that take place outside the United States, primarily in China, and much of our historical sales are to customers outside the United States. We also have contracts with customers in Europe and expect to recognize revenue from sales to customers in Asia and Europe in the future. In addition, we have transitioned our global operations center to Hong Kong, further increasing our exposure to the risks of operating in Asia. As a result, we are subject to the legal, political, social and regulatory requirements and economic conditions of many jurisdictions other than the United States. Risks inherent to maintaining international operations, include, but are not limited to, the following:

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  trade disputes between the United States and countries where we deliver our products to our customers, as well as trade disputes between countries in which our equipment customers manufacture and those countries in which our customers sell end-products, including their sales of solar wafers, cells and modules, and sapphire materials produced with our furnaces or reactors, which could result in government or trade organization actions that have the effect of increasing the price for our and our customers' products which would have a corresponding decrease in the demand for our products;

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  withholding taxes or other taxes on our foreign income, and tariffs or other restrictions on foreign trade and investment, including currency exchange controls imposed by or in other countries;

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  the inability to obtain, maintain or enforce intellectual property rights in other jurisdictions, at a reasonable cost or at all;

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  difficulty with staffing and managing widespread and growing international operations;

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  complying with regulatory and legal requirements in the jurisdictions in which we operate and sell products;

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  effectively operating and maintaining our internal controls and financial reporting processes across multiple countries;

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  trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make our product offering less competitive in some countries; and

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  establishing ourselves and becoming tax resident in foreign jurisdictions.

        Our business in foreign markets requires us to respond to rapid changes in market conditions in these countries. Our overall success as a global business depends, in part, on our ability to succeed under differing legal, regulatory, economic, social and political conditions. There can be no assurance that we will be able to develop, implement and maintain policies and strategies that will be effective in each location where we do business. As a result of any of the foregoing factors, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

We are a global corporation with significant operations in Asia, and challenges by various tax authorities to our global operations could, if successful, increase our effective tax rate and adversely affect our earnings.

        We are a Delaware corporation that operates through various subsidiaries in a number of countries throughout the world, including in Asia. We established our global operations center in Hong Kong and have significant operations in Asia. Our income taxes are based upon the applicable tax laws, treaties, and regulations in the many countries in which we operate and earn income as well as upon our operating structures in these countries. While we believe that we carefully analyze and account for the tax risks and uncertainties under the applicable rules, multiple tax authorities could contend that a greater portion of our and our subsidiaries' income should be subject to income or other tax in their respective jurisdictions. If successful, these challenges could result in an increase to our effective tax rate. In addition, if we continue to generate revenue in higher tax jurisdictions, as was the case during the nine-month period ended December 31, 2012, our effective tax rate may continue to increase.

        We continue to monitor the impact of various international tax proposals and interpretations of the tax laws and treaties in the countries where we operate, including those in the United States, China, Hong Kong, and other countries. If enacted, certain changes in tax laws, treaties, regulations, or their interpretation could result in a higher tax rate on our earnings, which could result in a significant negative impact on our earnings and cash flow from operations.

Compliance with the legal systems of the countries in which we offer and sell our products could increase our cost of doing business.

        We offer and sell our products internationally, including in some emerging markets. As a result, we are and/or may become subject to the laws, regulations and legal systems of the various jurisdictions in which we carry on business and/or in which our customers or suppliers are located. Among the laws and regulations applicable to our business are health and safety and environmental regulations, which vary from country to country and from time to time. We must therefore design our products and ensure their manufacture so as to comply with all applicable standards. Compliance with legal and regulatory requirements, including compliance with any change in existing legal and regulatory requirements, may cause us to incur material costs and may be difficult, impractical or impossible. In addition, China's legal system, where we do a significant amount of business, is rapidly evolving and, as a result, the interpretation and enforcement of many laws (including intellectual property laws), regulations and rules are not always uniform and legal proceedings in China often involve uncertainties and legal protections afforded are uncertain and may be limited. In addition, any litigation brought by or against us in China may be protracted and may result in substantial costs and diversion of resources and management attention and the anticipated outcome would be highly uncertain.

        Accordingly, foreign laws and regulations which are applicable to us may have a material adverse effect on our financial condition, results of operations, business and/or prospects. As a result of the procedural requirements or laws of the foreign jurisdictions in which we carry on business and/or in which our customers or suppliers are located, we may experience difficulty in enforcing supplier or customer agreements or certain provisions thereof, including, for example, the limitations on the product warranty we typically include in our equipment sales contracts. In some jurisdictions, enforcement of our rights may not be commercially practical in light of the duration, cost and unpredictability of such jurisdiction's legal system. Any inability by us to enforce, or any difficulties experienced by us in enforcing, our contractual rights in foreign jurisdictions may have a material adverse effect on our financial condition, results of operations, business and/or prospects.

We are subject to export restrictions and laws affecting trade and investments, and the future sale of our products may be further limited or prohibited in the future by a government agency or authority.

        As a global company headquartered in the United States, our products and services are subject to U.S. laws and regulations that may limit and/or restrict the export (and re-export from other countries) of some of our products, services and related product and technical information. We are also subject to the export and import laws of those foreign jurisdictions to which we sell or from which we re-export our products. Compliance with these laws and regulations could significantly limit our operations and our sales in the future and failure to comply, even indirectly, could result in a range of penalties, including restrictions on exports of all of our products for a specified time period, or forever, and severe monetary penalties.

        In certain circumstances, these restrictions may affect our ability to interact with our foreign subsidiaries and otherwise limit our trade with third parties (including vendors and customers) operating inside and outside the U.S. In addition, as we introduce new products, we may need to obtain licenses or approvals from the US and other governments to ship them into foreign countries. Failure to receive the appropriate approvals may mean that our development efforts (and expenses related to such development) may not result in any revenue, particularly as most of our customers are located in foreign jurisdictions. This would have a material and adverse impact on our business and our development efforts.

        In addition, certain customers of our sapphire materials business operate in the defense sector or are subcontractors of companies in the defense industry, and our products may be incorporated in, among other things, missiles, military aircraft and aerospace systems. In addition, Crystal Systems has received funding from the U.S. government in connection with certain research work for certain U.S. government agencies. Certain work performed pursuant to certain of these contracts is not commercially available, but we may make it available commercially in the future. The State Department, the Commerce Department or other government agencies may, however, determine that our sapphire material or other products, including our ASF systems, PV furnaces and/or polysilicon reactors, are important to the military potential of the U.S. If so, we may be subject to more stringent export licensing requirements or prohibited from selling certain of our sapphire materials (for certain applications or end uses), ASF systems, PV furnaces and/or polysilicon reactors to any customer outside the U.S. or to customers in certain jurisdictions. The U.S. government has, and will likely continue to, vigorously enforce these laws in light of continuing security concerns. If the export or sale of any of our current or future products outside the U.S. are limited or restricted by the U.S. government or any foreign government, our operations and results of operations would be negatively impacted.

We face particular political, market, commercial, jurisdictional and legal risks associated with our business in China.

        We have had significant equipment sales in China. Further, we have significant facilities and operations in China. Accordingly, our financial condition, results of operations, business and/or prospects could be materially adversely affected by economic, political and legal conditions or developments in China.

        In November 2012, China selected a new leadership group to run the government of the country. In China, the government has significant impact on what industries will receive financial and government assistance. At this point, the new government's economic priorities are unclear, but it may be the case that they will not be supportive of alternative energy industries, such as solar manufacturing, or of sapphire manufacturing. The Chinese government is able to exercise such control through its direct control over capital investments or changes in tax regulations that may be applicable to us. In addition, a substantial portion of the productive assets in China remain government owned. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. If the solar and/or sapphire industries are not a priority, our customers will likely have a difficult time expanding their operations and may have difficulty continuing their operations (particularly if direct and indirect financial support for our customers is reduced). This would have a negative impact on all of our business segments and, we expect, our results of operations.

        Any factors that result in slower (or decreased) growth in China could result in decreased capital expenditures by solar and sapphire product manufacturers, which in turn could reduce demand for our equipment products. Additionally, China has historically adopted laws, regulations and policies which impose additional restrictions on the ability of foreign companies to conduct business in China or otherwise place them at a competitive disadvantage in relation to domestic companies. Any adverse change in economic conditions or government policies in China could have a material adverse effect on our overall growth and therefore have an adverse effect on our financial condition, results of operations, business or prospects.

        We have expanded our presence in China, including in the areas of customer service, certain manufacturing services, administrative functions, sales and research and development. As we adopt a greater presence in China, we are increasingly exposed to the economic, political and legal conditions and developments in China, which could further exacerbate these risks, including the risk that we may not be able to obtain adequate legal protection in connection with any technological developments resulting from our research and development conducted in China.

We have entered into business combinations and acquisitions that may be difficult to integrate, disrupt our business, expose us to litigation or unknown liabilities, dilute stockholder value and divert management attention.

        In the past we have entered into, and may in the future enter into business combinations or purchases. Acquisitions and combinations are accompanied by a number of risks, including the difficulty of integrating the operations and personnel of the acquired company, disruption of our ongoing business, distraction of management, expenses related to the acquisition and potential unknown liabilities and claims associated with acquired businesses. We may be subject to (i) liability for activities of the acquired company prior to the acquisition, including environmental and tax and other known and unknown liabilities and (ii) litigation or other claims in connection with the acquired company, including claims brought by terminated employees, customers, former stockholders or other third parties.

        In addition, there may, in particular, be risks and uncertainties in connection with the intellectual property rights and ownership of technology of an acquired company or any assets we may acquire, including (i) the nature, extent and value of the intellectual property and technology assets of an acquired company (or of the acquired assets), (ii) the rights that an acquired company (or company selling assets) has to utilize intellectual property and technology that it claims to have developed or to have licensed, and (iii) actions by third parties against the acquired company (or company selling assets) for intellectual property and technology infringement and the extent of the potential loss relating thereto. Third parties may also be more likely to assert claims against the acquired company (or acquired assets), including claims for breach of intellectual property rights, once the company or assets have been acquired by us.

        Any inability to integrate completed acquisitions or combinations in an efficient and timely manner or the inability to properly assess and utilize the intellectual property and technology portfolio without infringing the rights of a third party could have an adverse impact on our results of operations. In addition, we may not be able to recognize any expected synergies or benefits in connection with a future acquisition, combination or asset purchase or we may be unable to effectively implement the business plan for the acquired company or assets, which would prevent us from achieving our financial and business goals for the business.

        If we are not successful in completing acquisitions or combinations that we may pursue in the future, we may incur substantial expenses and devote significant management time and resources without a successful result. In addition, future acquisitions could require use of substantial portions of our available cash or result in the incurrence of debt or dilutive issuances of securities. If we were to incur additional debt in the future in connection with an acquisition, or otherwise, it may contain covenants restricting our future activities, may incur significant interest rates or penalties for breach and we may be unable to generate sufficient cash to pay the principal or interest. Also, any issuance of equity securities may be dilutive.

        Acquisitions and combinations also frequently require the acquiring company to recognize significant amounts of intangible assets, such as goodwill, patents and trademarks and customer lists, in an acquisition, which amounts may be subject to a future impairment if we are unable to successfully implement the operating strategy for the acquired company or acquired assets.

We may, in the future, make investments in third party businesses or enter into joint development or similar agreements with third parties and these may require significant expenses and may not result in any technological or financial benefits.

        We may in the future enter into arrangements in which we invest in another business without owning all of the voting control of the entity or without the ability to control the decision-making of the entity or we may enter into joint development or similar arrangements for the development of technology or sale of products. Investments of this nature can require a significant commitment of our time, attention, cash and financial resources and technology sharing. If we do not have a controlling stake in these companies, it is likely that such entities may make their own business decisions that may not always align with our interests. In addition, some of the entities that we invest in, or enter into development projects with, will very likely have the right to manufacture or distribute their own products or certain products of our competitors. If we are unable to provide an appropriate mix of incentives to the companies that we invest in or in which we enter joint venture or similar arrangements, these other parties, through a combination of pricing and marketing and advertising support or otherwise, may take actions that, while maximizing their own short-term profits, may be detrimental to us or our brands, or they may devote more of their energy and resources to business opportunities or products other than those that generate a return for us. Such actions could, in the long run, have an adverse effect on our financial results. In addition, these types of investments may not ultimately generate the returns that we expect when we entered into the arrangements, which could result in a decrease in our anticipated liquidity and loss of our entire investment.

Our ability to supply a sufficient number of products to meet demand could be severely hampered by natural disasters or other catastrophes.

        Currently, a portion of our operations are located in Asia and we increased our presence in Asia with our global operations center in Hong Kong. Additionally, a significant portion of our revenue is generated from customers that install our equipment in Asia and many of our suppliers are also located in Asia. In addition, we expect that we will have a sapphire material manufacturing operation at one location in Arizona. These areas are subject to natural disasters such as earthquakes, floods, drought and hazardous weather conditions. A significant catastrophic event such as earthquakes, floods, war, acts of terrorism or global threats, including, but not limited to, the outbreak of epidemic disease, could disrupt our operations and impair distribution of our products, damage inventory or facilities, interrupt critical functions, cause our suppliers to be unable to meet our demand for parts and equipment, reduce demand for our products, prevent our customers from honoring their contractual obligations to us or otherwise affect our business negatively. Any event that is significantly disruptive to our power supply could impact our ability to meet our supply obligations under our sapphire materials contracts. To the extent that such disruptions or uncertainties result in delays or our inability to fill orders (particularly to meet our obligations to provide sapphire material to our customer that purchases sapphire from our Arizona facility), causes cancellations of customer orders, or results in our inability to manufacture or ship of our products, we may not be excused from performance under our supply agreements and our business, operating results and financial condition could be materially and adversely affected.

Our level of indebtedness may limit our financial flexibility.

        As of September 28, 2013, our total consolidated indebtedness was approximately $261 million (which amount excludes the portion of our 2017 notes allocated to the conversion feature, which also must be repaid), or approximately $338 million after giving effect to the repayment of all amounts outstanding under our senior secured credit facility and the receipt of the first installment payment of $225 million under our Prepayment Agreement with Apple, and our unrestricted cash was approximately $258 million. In addition, we expect to incur approximately $128.4 million of additional long-term indebtedness in connection with our concurrent convertible notes offering (which amount excludes the portion of the notes allocated to the conversion feature, which also must be repaid). Our level of indebtedness affects our operations in several ways, including the following:

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  a portion of our cash flows from operating activities must be used to service our indebtedness or our repayment obligations and is not available for other purposes;

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  we may be at a competitive disadvantage as compared to similar companies that have less debt;

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  the covenants contained in the agreements governing our outstanding indebtedness and future indebtedness may limit our ability to borrow additional funds, pay dividends and make certain investments and may also affect our flexibility in planning for, and reacting to, changes in the economy and in our industry; and

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  additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may have higher costs and more restrictive covenants, or may not be available to us.

        Many of these factors are beyond our control. Factors that will affect our ability to raise cash through an offering of our capital stock, convertible debt or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital. In addition, our failure to comply with the financial and other covenants relating to our indebtedness (or Prepayment Agreement) could result in a default under that indebtedness (or Prepayment Agreement) and acceleration of amounts due, which could adversely affect our business, financial condition and results of operations.

We may face significant warranty claims.

        All of our equipment and materials are sold with certain warranties. The warranty is typically provided on a repair or replace basis, and is not limited to products or parts manufactured by us. As a result, we bear the risk of warranty claims on all products we supply, including equipment and component parts manufactured by third parties. There can be no assurance that we will be successful in claiming under any warranty or indemnity provided to us by our suppliers or vendors in the event of a successful warranty claim against us by a customer or that any recovery from such vendor or supplier would be adequate. There is a risk that warranty claims made against us will exceed our warranty reserve and could have a material adverse effect on our financial condition, results of operations, business and/or prospects.

We have been subject to securities class action lawsuits. Potential similar or related litigation could result in substantial damages and may divert management's time and attention from our business.

        In 2008, the Company, its directors and certain affiliates were defendants in class action suits that alleged certain violations under various sections of the Securities Act of 1933, in connection with our initial public offering. In March 2011, these class actions were settled and we were required to pay $10.5 million into a settlement fund. Of this amount, we contributed $1.0 million and our liability insurers contributed the remaining $9.5 million. Our contribution represented the contractual indemnification obligation to the underwriters.

        As a publicly traded company, we may be subject to additional lawsuits relating to violations of the securities laws. Any such litigation would be expensive, time consuming to defend and, if we were unsuccessful in defending such claims, could result in the payments of significant sums. We do maintain insurance, but the coverage may not be sufficient and may not be available in all instances.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our common stock.

        We have complied with Section 404 of the Sarbanes-Oxley Act of 2002 by assessing, strengthening and testing our system of internal controls. Even though we concluded our system of internal controls was effective as of December 31, 2012, we need to continue to maintain our processes and systems and adapt them to changes as our business evolves and we acquire new business and technologies. This continuous process of maintaining and adapting our internal controls and complying with Section 404 is expensive and time-consuming, and requires significant management attention. We cannot be certain that our internal control measures will continue to provide adequate control over our financial processes and reporting and ensure compliance with Section 404. Furthermore, as our business changes and if we expand through acquisitions of other companies or make significant investments in other companies or enter into joint development (and similar arrangements), our internal controls may become more complex and we will require significantly more resources to ensure our internal controls remain effective. In addition, if we reduce a portion of our workforce, as we have done in the past, our ability to adequately maintain our internal controls may be adversely impacted. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm identify material weaknesses, the disclosure of that fact, even if quickly remediated, could reduce the market's confidence in our financial statements and harm our stock price.

Interpretations of existing accounting standards or the application of new standards could affect our revenue recognition and other accounting policies, which could have an adverse effect on the way we report our operating results.

        Generally accepted accounting principles in the United States are subject to interpretations by the Financial Accounting Standards Board, or FASB, the American Institute of Certified Public Accountants, the SEC and various other organizations formed to promulgate and interpret accounting principles. A change in these accounting principles or their interpretations could affect the reporting of transactions that were completed before the announcement of a change in principles or interpretations. In October 2009, the FASB issued authoritative guidance that provides amendments to the revenue recognition criteria for separating consideration in multiple-deliverable revenue arrangements. This guidance prescribes a methodology for determining the fair value, or best estimated selling price, of deliverables on an individual element basis, including elements for which objective reliable evidence of fair value previously did not exist. As noted in Note 2 to our financial statements included in our most recently filed Transition Report on Form 10-K, under the current revenue guidance, for arrangements containing products considered to be "established," the majority of our revenue is recognized upon delivery of the product. For arrangements containing products considered to be "new," or containing customer acceptance provisions that are deemed more than perfunctory, revenue is recorded upon customer acceptance.

        If we make incorrect estimates or judgments in applying our revenue recognition policies, for example, if we incorrectly classify a product as "established" when it should have been "new," it may impact the timing of recognizing that revenue and may result in failing to meet guidance provided by us or require that we restate our prior financial statements. Additional errors in applying estimates or judgments in accounting policies may also adversely impact our operating results and may, in certain cases, require us to restate prior financial statements.

If we are unable to adopt and implement adequate data security procedures, we could lose valuable proprietary information, third parties may be able to access information about the operations of our equipment at customer sites and employee data, any of the foregoing may harm our reputation and our results of operations.

        While we have implemented data security measures, a third party may still gain unauthorized access to our servers, laptops or employee mobile devices. We store our important proprietary information on our servers, including equipment specifications, and our employees may access this data remotely. This information is also shared via e-mail and we rely on industry standard encryption tools for transmitting data (which has been attacked in the past). If a competitor were able to access this information, we would lose the competitive advantages we believe we have and we could also lose the benefits that are or could be realized from our research and development efforts. Access to this information may be the result of a third-party by-passing our security measures, third-party encryption tools not providing adequate protection or inadvertent error by an employee that results in this information being accessed by unauthorized users.

        In addition, the risks of unintended disclosure of information, proprietary or otherwise, following an acquisition is increased until such time as we can implement proper protection measures. During the time, prior to implementing safeguards, third parties may be able to obtain information about the acquired entity or about our business technology and operations.

        Some of our servers containing our proprietary and confidential product and customer information are located in foreign jurisdictions, such as China and Hong Kong, and the governments in these jurisdictions may be able to access, review, retain and use the information contained on these servers without any legal recourse on our part or the right to compensation.

        In a very limited number of cases, we are able to monitor the operations of our equipment in our customers' facilities. If a third party were able to access this information, they would be able to view important data about the operations of our equipment and use this customer information to their benefit. In addition, it is very likely that our reputation would be harmed among our customers and they could prevent our remote access in the future or even cease purchasing equipment from us.

        Finally, we also store financial reporting information and employee data on our computer systems. If our financial information were tampered with, the results we report may not be accurate and/or we may be required to re-state previous released financial results and investors could lose confidence in our reported financial results. If our employee information were accessed, our employees may lose confidence in our operations, we may confront challenges attracting new employees and may face government penalties if we were found to have taken inadequate measures to protect employee information.

We could be adversely affected by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

        We operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anti-corruption and ethical behavior that is required by U.S. laws or by corporate policies. We are subject to the risk that we, our U.S. employees or our employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business, including the U.S. Foreign Corrupt Practices Act of 1977 (or the "FCPA"). In addition, we operate in certain countries in which the government may take an ownership stake in an enterprise and such government ownership may not be readily apparent (thereby increasing potential FCPA violations). Any violation of the FCPA or any similar anti-corruption law or regulation could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might adversely affect our business, results of operations or financial condition. In addition, we have internal ethics policies that we require our employees to comply with in order to ensure that our business is conducted in a manner that our management deems appropriate. If these anti-corruption laws or internal policies were to be violated, our reputation and operations could also be substantially harmed. Further, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

Risks Relating to Our Polysilicon Business

The market for polysilicon has been cyclical, resulting in periods of insufficient or excess production capacity and could result in variation in demand for our products.

        The market for polysilicon has been cyclical. In the recent past, polysilicon supply had increased due principally to expansion by existing manufacturers. This factor, among others, resulted in increased supply and declining prices in polysilicon. An excess in production capacity for polysilicon has, and in the future may, adversely affect demand for our SDR reactors. There can be no certainty that the increased demand during the periods of expansion in polysilicon manufacturing capacity will persist for an extended period of time, or at all. A lack of demand for our SDR reactors could have a material adverse effect on our financial condition, results of operations, business and/or prospects. Conversely, if there are shortages of polysilicon in the future, the PV industry may be unable to continue to grow and/or may decline, and, as a result, demand for our PV products may decrease or may be eliminated.

We license and do not own certain components of the technology underlying our SDR reactor and STC converter products.

        Certain components of the technology underlying our SDR reactor and STC converter products are not owned by us, but are licensed under a ninety-nine year license agreement that could be terminated in the event of a material breach by us of such agreement that remains uncured for more than thirty days, or upon our bankruptcy or insolvency. To the extent such components are deemed to be incorporated into our current or future products, any termination of our rights to use such technology could have a material adverse effect on our ability to offer our polysilicon products and therefore on our financial condition, results of operations, business and/or prospects if we were unable to secure these rights in a different manner or from an alternative arrangement.

Risks Relating to Our Photovoltaic Business

Government subsidies and economic incentives for on-grid solar electricity applications could be reduced or eliminated.

        Demand for PV equipment, including on-grid applications, has historically been dependent in part on the availability and size of government subsidies and economic incentives. Currently, the cost of solar electricity exceeds the retail price of electricity in most major markets in the world. As a result, federal, state and local governmental bodies in many countries, most notably Germany, Italy, Spain, South Korea, Japan, China and the United States, have provided subsidies in the form of feed-in tariffs, rebates, tax write-offs and other incentives to end-users, distributors, systems integrators and/or manufacturers of PV products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. Many of these government incentives have expired or are due to expire in time, phase out over time, cease upon exhaustion of the allocated funding and/or are subject to cancellation or non-renewal by the applicable authority. The reduction, expiration or elimination of relevant government subsidies or other economic incentives may result in the diminished competitiveness of solar energy relative to conventional and other renewable sources of energy, and adversely affect demand for PV equipment (and polysilicon equipment) or result in increased price competition, all of which could cause our sales and revenue to decline and have a material adverse effect on our financial condition, results of operations, business and/or prospects. Further, any government subsidies and economic incentives could be reduced or eliminated altogether at any time and for any reason. We believe that government subsidies and incentives will be eliminated in the near future. Also, relevant statutes or regulations may be found to be anti-competitive, unconstitutional or may be amended or discontinued for other reasons. Some government subsidies and incentives have been subject to challenge in courts in certain foreign jurisdictions. New proceedings challenging minimum price regulations or other government incentives in other countries in which we conduct our business or in which our customers conduct business, may be initiated, and if successful, could cause a decrease in demand for our polysilicon and PV equipment products.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of photovoltaic products.

        The market for electricity generation products is heavily influenced by government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of user-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are currently being modified and may be modified again in the future. These regulations and policies could deter end-user purchases of PV products (and polysilicon products) and investment in the research and development of PV technology. For example, without a mandated regulatory exception for PV systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. These fees could increase the cost to end-users of PV systems and make such systems less attractive to potential customers, which may have a material adverse effect on demand for our polysilicon and PV products and our financial condition, results of operations, business and/or prospects.

The photovoltaic industry may not be able to compete successfully with conventional power generation or other sources of renewable energy.

        Although the PV industry has experienced advances in recent years, it still comprises a relatively small component of the total power generation market and competes with other sources of renewable energy, as well as conventional power generation. Many factors may affect the viability of widespread adoption of PV technology and thus demand for solar wafer manufacturing equipment, including the following:

  •
  cost-effectiveness of solar energy compared to conventional power generation and other renewable energy sources;

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  performance and reliability of solar modules compared to conventional power generation and other renewable energy sources and products;

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  availability and size of government subsidies and incentives to support the development of the solar energy industry;

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  success of other renewable energy generation technologies such as hydroelectric, wind, geothermal and biomass; and

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  fluctuations in economic and market conditions that affect the viability of conventional power generation and other renewable energy sources, such as increases or decreases in the prices of oil, natural gas and other fossil fuels.

        As a result of any of the foregoing factors, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

Risks Relating to Our Common Stock

Future sales of our common stock, or the perception in the public markets that these sales may occur, could depress our stock price.

        Future sales of substantial amounts of our common stock in the public market or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. In addition, future equity financings could also result in dilution to our stockholders and new securities could have rights, preferences and privileges that are senior to those of our common shares.

        Our certificate of incorporation currently authorizes us to issue up to 500 million shares of common stock, and as of September 28, 2013, we had approximately 124 million shares of common stock outstanding. All of these shares are freely tradable, in the public market under a registration statement or an exemption under the securities laws. Moreover, at September 28, 2013, 10.6 million shares of our common stock were issuable upon the exercise of outstanding vested and unvested options and upon vesting of outstanding restricted stock units.

Our certificate of incorporation and by-laws contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

        It is possible that companies in our industries or certain other investors may consider making a friendly or hostile attempt to gain control of a majority (or all) of our common stock. Some provisions of our certificate of incorporation and by-laws may have the effect of delaying, discouraging or preventing a merger or acquisition that our stockholders may consider favorable, including transactions in which stockholders may receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our board of directors. These provisions include:

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  the removal of directors only by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote;

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  any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of the directors then in office;

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  inability of stockholders to call special meetings of stockholders or take action by written consent;

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  advance notice requirements for board nominations and proposing matters to be acted on by stockholders at stockholder meetings; and

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  authorization of the issuance of "blank check" preferred stock without the need for action by stockholders.

We are a technology-oriented company and, as such, we expect that the price of our common stock may fluctuate substantially.

        We operate in industries where there are rapid changes in technologies and product offerings. Broad market, industry and economic factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuations in our stock price may include, among other things:

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  actual or anticipated variations in quarterly operating results;

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  changes in market prices for our products or for raw materials;

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  changes in our financial guidance or estimates made by us or by any securities analysts who may cover our stock or our failure to meet the estimates made by securities analysts;

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  changes in the market valuations of other companies operating in our industry;

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  announcements by us or our competitors of, or developments relating to, significant acquisitions, strategic partnerships, customer contracts or arrangements, divestitures or other significant contracts;

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  changes in governmental policies with respect to energy;

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  additions or departures of key personnel; and

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  sales of our common stock, including sales of our common stock by our directors and officers or by our larger stockholders.

Announcements of contract awards or bankruptcies of solar-related companies could have a significant impact on our stock price.

        It is common for equipment manufacturers in the business segments in which we operate to enter into contracts for the sale and delivery of substantial amounts of equipment, involving highly competitive bidding situations. Public announcements of contract awards often cause a reaction in the stock market and affect, sometimes significantly, the trading price of the stock of the manufacturer that received a contract award. It could also have a negative effect on the trading price of stock of competitors that did not receive such contract. This reaction may be unrelated to the historical results of operations or financial condition of the affected companies or, in the case of unsuccessful competitors, any guidance they may have provided with respect to their future financial results. An announcement that a competitor of ours was awarded a significant customer contract could have a material adverse effect on the trading price of our stock.

        In addition, there have been several recent announcements that companies offering solar power related services and materials have filed or will file for bankruptcy. For example, Solyndra filed for bankruptcy in August 2011. Such announcements, and future similar announcements, will likely have a negative effect on the trading price of our stock. This will likely be the case even if such companies do not utilize the output for the equipment we sell.

The derivative transactions related to our common stock in connection with our 2017 notes and the convertible note hedge and warrant transactions entered into in connection with our 2017 notes could depress our stock price and the value of the notes offered in the concurrent offering of the notes.

        In September 2012, we issued $220 million aggregate principal amount of our 2017 notes. Upon conversion of the 2017 notes, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. The 2017 notes may be converted, under certain conditions specified in the indenture entered into in connection with the issuance of the 2017 notes, based on an initial conversion rate of 129.7185 shares of common stock per

$1,000 principal amount of the 2017 notes (which represents an initial effective conversion price of the 2017 notes of $7.71 per share), subject to adjustment as described in the indenture. It is likely that the some or all of the holders of the 2017 notes have entered into and may unwind various derivative transactions that involve trading in our common stock or in other instruments, such as options or swaps, based upon our common stock. Such derivative transactions could adversely affect the value of our common stock and, consequently, the value of the notes offered in the concurrent offering of the notes.

        In connection with issuing the 2017 notes, we entered into convertible note hedge transactions with certain option counterparties. The convertible note hedge transactions are expected to reduce the potential dilution and/or offset any cash payments we are required to make in excess of the principal amount upon conversion of the 2017 notes. We also entered into warrant transactions with the option counterparties. We believe that the option counterparties or their affiliates entered into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the 2017 notes. The option counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions prior to the maturity of the 2017 notes (and are likely to do so during any observation period related to a conversion of the 2017 notes) and prior to the maturity of the notes offered in the concurrent offering of the notes.

        This activity could also cause or avoid an increase or a decrease in the market price of our common stock, the 2017 notes or the notes offered in the concurrent offering of the notes, which could affect your ability to convert the notes offered in the concurrent offering of the notes, and to the extent the activity occurs during any observation period related to the conversion of the notes, it could affect the number of shares and value of the consideration that you will receive upon the conversion of the notes offered in the concurrent offering of the notes. In addition, if any such convertible note hedge and warrant transaction is unwound early, such action could adversely affect the value of our common stock and the value of the notes offered in the concurrent offering of the notes.

We currently do not intend to pay dividends on our common stock and as a result, the only opportunity to achieve a return on an investment in our common stock is if the price appreciates.

        We currently do not expect to declare or pay dividends on our common stock in the foreseeable future. As a result, the only opportunity to achieve a return on an investment in our common stock will be if the market price of our common stock appreciates and the shares are sold at a profit. We cannot assure our investors that the market price for our common stock will ever exceed the price that was paid.

Our quarterly operating results have fluctuated significantly in the past and we expect that our quarterly results will continue to fluctuate significantly in the future.

        Our quarterly operating results have fluctuated significantly in the past and we expect that our quarterly results will continue to fluctuate significantly in the future. Future quarterly fluctuations may result from a number of factors, including:

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  the size of new contracts and when we are able to recognize the related revenue, especially with respect to our polysilicon products;

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  requests for delays in deliveries by our customers;

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  delays in customer acceptances of our products;

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  delays in deliveries from our vendors;

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  our rate of progress in the fulfillment of our obligations under our contracts;

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  the degree of market acceptance of our products and service offerings;

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  the mix of products and services sold;

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  budgeting cycles of our customers;

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  product lifecycles;

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  changes in demand for our products and services;

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  the level and timing of expenses for product development and sales, general and administrative expenses;

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  competition by existing and emerging competitors, including in the PV, polysilicon and sapphire industry;

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  announcements by our competitors or customers of the awarding of a significant contract;

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  termination of or removal of contracts in our reported order backlog;

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  our success in developing and selling new products and services, controlling costs, attracting and retaining qualified personnel;

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  changes in government subsidies and economic incentives for on-grid solar electricity applications;

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  announcements regarding litigation or claims against us or others in the PV, polysilicon or sapphire industries;

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  changes in export licensing or export restrictions with respect to our products;

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  changes in our strategy;

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  negative announcements regarding solar and sapphire industry participants, such as the bankruptcies of Evergreen Solar and Solyndra, as well as government investigations of Solyndra operations;

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  foreign exchange fluctuations; and

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  general economic conditions.

        Based on these factors, we believe our future operating results will vary significantly from quarter-to-quarter and year-to-year. As a result, quarter-to-quarter and year-to-year comparisons of operating results are not necessarily meaningful nor do they indicate what our future performance will be.

Our actual operating results may differ significantly from our guidance.

        From time to time, we release guidance in our quarterly or annual earnings releases, quarterly or annual earnings conference call or otherwise, regarding our future performance that represent our management's estimates as of the date of release. This guidance, which includes forward-looking statements, is based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

        Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. We generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our guidance and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance in making an investment decision in respect of our common stock.

Risks Related to Our Common Stock and this Offering

The price of our common stock has been volatile. This volatility may affect the price at which you could sell the common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

        The market price for our common stock has varied between a high of $10.75 on November 14, 2013 and a low of $2.61 on March 4, 2013 in the twelve month period ending on December 4, 2013. This volatility may affect the price at which you could sell the common stock, if any, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in "Additional Risks Related to Our Business"; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts' estimates; and announcement by us or our competitors of, or developments regarding, significant acquisitions, strategic partnerships, material customer agreements joint ventures or capital commitments.

        In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of September 28, 2013, we had outstanding approximately 123.8 million shares of our common stock, options to purchase approximately 2.9 million shares of our common stock (of which approximately 2.2 million were exercisable as of that date) and approximately 7.7 million unvested restricted stock units. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Risks Related to Our Concurrent Note Offering

Conversion of the notes may dilute the ownership interest of our existing stockholders, including holders who had previously converted their notes, or may otherwise depress the price of our common stock.

        The conversion of some or all of the notes will dilute the ownership interests of existing stockholders to the extent we deliver shares upon conversion of any of the notes. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of our common stock could depress the price of our common stock.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

        In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

        Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet, and the value of the equity component would be treated as debt discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense and lower net income in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. The additional non-cash interest could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

        In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $70.8 million (or approximately $81.5 million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        We also expect that we will receive net proceeds from the sale of $190,000,000 principal amount of our 3.00% Convertible Senior Notes due 2020 in our concurrent notes offering of approximately $183.3 million, (approximately $206.5 million, if the underwriters in that offering exercise their option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us in that offering.

        We intend to use the net proceeds from this offering and the concurrent notes offering for working capital and general corporate purposes, which may include the acquisition of companies or businesses and capital expenditures. We do not have any agreements or understandings with respect to the acquisition of any companies or businesses. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities pending their use. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds.

 PRICE RANGE OF OUR COMMON STOCK

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "GTAT." The following table summarizes the high and low sale prices for our common stock for the fiscal periods indicated as reported on The NASDAQ Global Select Market.

	High	Low
2011
First Quarter	$11.95	$9.18
Second Quarter	$16.40	$9.07
Third Quarter	$17.50	$6.80
Fourth Quarter	$9.21	$6.40
2012
First Quarter	$9.89	$7.30
Second Quarter	$8.49	$3.92
Third Quarter	$7.09	$4.62
Fourth Quarter	$5.56	$2.82
2013
First Quarter	$3.94	$2.61
Second Quarter	$4.89	$3.03
Third Quarter	$6.86	$4.01
Fourth Quarter (through December 4, 2013)	$10.75	$7.42

        On December 4, 2013, the last reported sale price for our common stock on The NASDAQ Global Select Market was $8.92 per share. As of November 27, 2013 we had 21 stockholders of record.

DIVIDEND POLICY

        We have not paid cash dividends on our common stock during our two most recent fiscal years. We do not intend to pay any dividends on our common stock for the foreseeable future.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents, current portion of long-term debt and capitalization as of September 28, 2013:

  •
  on an actual basis;

  •
  on an as adjusted basis to reflect (1) the repayment of all amounts outstanding under our senior secured credit facility subsequent to September 28, 2013 but prior to the debt hereof, (2) the receipt of the first installment payment of $225 million under our Prepayment Agreement with Apple and (3) receipt of the net proceeds from the sale of the notes in our concurrent offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the underwriters' option to purchase additional notes). See "Use of Proceeds"; and

  •
  on an as-further-adjusted basis to reflect the sale of 8,650,000 shares of common stock in this offering (assuming no exercise of the underwriters' option to purchase additional shares) at a public offering price of $8.65 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        You should read the following table along with our financial statements and the accompanying notes to those statements and other financial information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 28, 2013
	Actual	As Adjusted	As Further Adjusted
	(in thousands, except footnotes and per share amounts)
Cash and cash equivalents	$258,472	$570,844	$641,689

Current portion of long-term debt(1)	9,063	—	—

Long-term debt
3.00% Convertible Senior Notes due 2020(3)	—	128,416	128,416
3.00% Convertible Senior Notes due 2017(4)	165,390	165,390	165,390
Senior secured credit facility(1)	86,875	—	—
First installment of Prepayment Amount(2)	—	170,445	170,445
Stockholders' equity:
Preferred stock, 10,000 shares authorized, none issued and outstanding	—	—	—
Common stock, $0.01 par value; 500,000 shares authorized, 123,758 shares issued and outstanding as of September 28, 2013, actual and as adjusted, 132,408 issued and outstanding, as further adjusted(5)	1,238	1,238	1,324
Additional paid-in capital(3)	208,631	268,046	338,804
Accumulated other comprehensive loss	1,066	1,066	1,066
Retained earnings(1)	11,807	8,168	8,168

Total stockholders' equity(3)	$222,742	278,518	349,362

Total capitalization	$475,007	$742,769	$813,613

(1)
As adjusted and as further adjusted amounts reflects the repayment of all amounts outstanding under our senior secured credit facility and the associated non-cash charge of approximately $3.6 million related to the write-off of deferred issuance costs.

(2)
Actual amount does not reflect receipt of any portion of the $578 million Prepayment Amount from Apple, which is expected to consist of four payments. As adjusted and as further adjusted amounts reflect the receipt of the first installment payment of $225 million. We estimate the fair value of the $225 million payment received under the Prepayment Agreement to be $170 million, which reflects that the Prepayment Amount is non-interest bearing. Long-term debt, as adjusted and as further adjusted, reflects the estimated fair value amount of the initial installment payment while the full amount of the initial installment payment is currently reflected in cash and cash equivalents, as adjusted and as further adjusted.

(3)
The as adjusted and as further adjusted carrying amounts of the convertible notes reflect the issuance and proceeds of the concurrent notes offering, less the estimated discount created by the allocation of a portion of the issuance proceeds related to the conversion feature. The amount allocated to the conversion feature is reflected as additional paid-in capital, which is included in total stockholders' equity and total capitalization.

(4)
The carrying amount of $165 million is being accreted up to the principal amount of $220 million through October 1, 2017.

(5)
The above table is based on 123.8 million shares of common stock outstanding as of September 28, 2013. Such amount does not include: approximately 2.9 million shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $6.26 per share; approximately 7.7 million shares of our common stock issuable upon the vesting of restricted stock units; an additional 6.7 million shares of our common stock available for future issuance as of September 28, 2013 under our equity incentive plans; approximately 28.5 million shares of our common stock issuable upon the conversion of our 2017 notes and outstanding warrants issued in connection with that offering and the shares of common stock to be reserved for issuance upon conversion of the notes being sold by us in the concurrent notes offering.

CONCURRENT CONVERTIBLE NOTES OFFERING

        Concurrently with this offering of our common stock, we are offering $190,000,000 principal amount of 3.00% Convertible Senior Notes due 2020 (or $214,000,000 principal amount of 3.00% Convertible Senior Notes due 2020 if the underwriters in that offering exercise their option to purchase additional notes in full) pursuant to a separate prospectus supplement. The notes will be our senior and unsecured obligations and will pay interest semi-annually in arrears at a rate of 3.00% per year. Subject to satisfaction of certain conditions and during certain periods, the notes may be converted at an initial conversion rate of 82.5764 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $12.11 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

        We expect to receive approximately $183.3 million (or $206.5 million if the underwriters in that offering exercise their option to purchase additional notes in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        This description and the other information in this prospectus supplement regarding the notes offering is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, the notes.

 MATERIAL U.S. TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of the material United States federal income tax and estate tax considerations of the ownership and disposition of our common stock to non-United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax or estate tax considerations different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws, except to the limited extent below. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special treatment under the United States federal income or estate tax laws, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  tax-exempt organizations;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

  •
  certain former citizens or long-term residents of the United States;

  •
  persons who hold our common stock as a part of an integrated, conversion, or constructive sale transaction or a straddle;

  •
  persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

  •
  persons who are investors in a partnership or other pass-through entity;

  •
  controlled foreign corporations; or

  •
  passive foreign investment companies.

        In addition, if an entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of the partnership and partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

        You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax considerations relating to the purchase, ownership and disposition of our common stock arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any non-United States or other taxing jurisdiction or under any applicable tax treaty.

Non-United States Holder Defined

        For purposes of this discussion, you are a non-United States holder if you are, for United States federal income tax purposes, a beneficial owner of a share of common stock, other than an entity treated as a partnership, and are not:

  •
  an individual citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to United States federal income tax regardless of its source; or

  •
  a trust (x) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (y) which has made an election to be treated as a United States person.

Distributions

        If we make distributions on our common stock, those payments will constitute dividends for United States tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock.

        Any dividend paid to you generally will be subject to United States withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN (generally including a U.S. taxpayer identification number) or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate.

        Dividends received by you that are effectively connected with your conduct of a United States trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to United States persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-United States holder, dividends you receive that are effectively connected with your conduct of a United States trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

        If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you file an appropriate claim for refund with the IRS.

Gain on Sale or Other Disposition of Common Stock

        You generally will not be required to pay United States federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

  •
  the gain is effectively connected with your conduct of a United States trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale under regular graduated United States federal income tax rates, and for a non-United States holder that is a corporation, such non-United States holder may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

  •
  you are an individual who is present in the United States for a period or periods aggregating 183 or more days during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by United States source capital losses (even though you are not considered a resident of the United States) (subject to applicable income tax or other treaties); or

  •
  we are or have been a "United States real property holding corporation," or "USRPHC," for United States federal income tax purposes and certain other conditions are met. We believe that we are not currently and will not become a USRPHC, but there can be no assurance that we will not become such a corporation. If we do become a USRPHC, and certain other conditions are satisfied, non-U.S. holders could be subject to additional U.S. taxes.

United States Federal Estate Tax

        Our common stock held (or treated as held) by an individual non-United States holder at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to United States federal estate tax.

Backup Withholding and Information Reporting

        Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

        Payments of dividends or of proceeds on the disposition of stock made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example by properly certifying your non-United States status on a Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

        Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

FATCA

        Legislation and administrative guidance (commonly referred to as FATCA) generally will impose a United States federal withholding tax of 30% on any dividends paid after June 30, 2014 and the proceeds of a sale of our common stock paid after December 31, 2016 to (i) a "foreign financial institution" (as specially defined under these rules), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the United States government to withhold on certain payments and to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the withholding agent with a certification identifying the direct and indirect United States owners of the entity. Under certain circumstances, a non-United States holder might be eligible for refunds or credits of such taxes. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

        The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and non-United States tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Goldman, Sachs & Co. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	4,757,500
Goldman, Sachs & Co.	3,027,500
Canaccord Genuity Inc.	865,000

Total	8,650,000

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' option to purchase additional shares described below.

        The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.2595 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,292,196 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 1,292,196 shares of common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$8.6500	$74,822,500	$85,999,995.40
Underwriting discounts and commissions	$0.4325	$3,741,125	$4,299,999.77
Proceeds, before expenses, to us	$8.2175	$71,081,375	$81,699,995.63

        The expenses of this offering and the concurrent offering of the convertible notes that are payable by us are estimated to be approximately $750,000 (excluding underwriting discounts and commissions payable in connection with this offering and the concurrent notes offering).

        Our common stock is listed on The NASDAQ Global Select Market under the trading symbol "GTAT."

        We and our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman, Sachs & Co. on behalf of the underwriters, we and they will not, during the period ending 60 days after the date of this prospectus supplement (the "restricted period"):

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (including any restricted stock units);

  •
  file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman, Sachs & Co. on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

        The restrictions described in the immediately preceding paragraph do not apply to:

  •
  the sale of shares to the underwriters in this offering;

  •
  the sale of notes by us in the concurrent convertible notes offering and the shares of common stock issuable upon conversion of the notes;

  •
  the issuance by us of shares of common stock upon the exercise of an option or a warrant, the vesting of restricted stock units or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;

  •
  the issuance by us of any stock option or other equity security to any employee, director, officer or contractor under any employee benefit plan existing on the date of this prospectus supplement;

  •
  transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares; provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made during the restricted period in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

  •
  sales of shares of common stock pursuant to a Rule 10b5-1 trading plan in effect on the date of this prospectus supplement;

  •
  the exercise, conversion or forfeiture or exchange of shares of common stock pursuant to our long term incentive plans (including, without limitation, to finance a "cashless" exercise or to satisfy tax withholding obligations), which we expect will not exceed approximately 250,000 shares in the aggregate; or

  •
  transfers of up to 83,000 shares of common stock by one of our directors pursuant to a settlement agreement to which he is party.

        Morgan Stanley & Co. LLC and Goldman, Sachs & Co., in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

        In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. The representatives and certain of the other underwriters are acting as underwriters in our concurrent convertible notes offering for which they will receive customary underwriting discounts and commissions.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of any shares of our common stock may not be made to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference from the Company's Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012, and the effectiveness of GT Advanced Technologies Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the Company's change in fiscal year end from the Saturday closest to March 31 to December 31 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

GT Advanced Technologies Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may offer the securities described in this prospectus from time to time in one or more transactions. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

General Information

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "GTAT." On November 27, 2013, the closing price of our common stock was $9.82.

        Investing in our securities involves certain risks. See "Item 1A-Risk Factors" in our Transition Report on Form 10-K incorporated by reference in this Prospectus, and in any Quarterly Report on Form 10-Q or applicable Prospectus Supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2013

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Specific information about the terms of an offering will be included in a prospectus supplement relating to such offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption "Where You Can Find More Information."

        We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.

        The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

        Unless the context otherwise indicates, the terms "GTAT," "GT Advanced Technologies," "Company," "we," "us," and "our" as used in this prospectus refer to GT Advanced Technologies Inc. and its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

 OUR COMPANY

        GT Advanced Technologies Inc., through its subsidiaries, is a leading diversified technology company producing advanced materials and innovative crystal growth equipment for the global consumer electronics, power electronics, solar and LED industries. Our technical innovations accelerate the use of advanced materials, enabling a new generation of products across this diversified set of global markets.

        We operate through three business segments: our sapphire business, our polysilicon business and our photovoltaic, or PV, business.

        Our principal executive offices are located at 243 Daniel Webster Highway, Merrimack, New Hampshire 03054 and our telephone number is (603) 883-5200. Our website address is www.gtat.com. The information found on our website is not part of this prospectus.

 NOTE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus that are not purely historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are identified by the use of words such as, but not limited to, "anticipate," "believe," "continue," "could," "estimate," "prospects," "forecasts," "expect," "intend," "may," "will," "plan," "target," and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to factors discussed in the section of any accompanying prospectus supplement entitled "Risk Factors" and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under "Item 1A: Risk Factors" and elsewhere in our Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

        Forward-looking statements speak only as of the date of this prospectus or, if provided in another filing with the SEC, as of the date given. We undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances after the date of such statements.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

(in thousands)
	Nine Months Ended	Transition Period Ended	Fiscal Year Ended
	September 28, 2013	December 31, 2012	March 31, 2012	April 2, 2011	April 3, 2010	March 28, 2009
Ratio of earnings(1) to fixed charges(2)	-1.90X	-14.30X	19.15X	63.71X	97.93X	146.38X

(1)
"Earnings" is calculated by adding (a) pre-tax income from continuing operations; (b) fixed charges (excluding capitalized interest); and (c) amortization of capitalized interest.

(2)
"Fixed Charges" means the sum of the following: (a) interest expensed and capitalized (excluding interest expense related to uncertain tax positions), (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.

        The amount of the deficiency is $61,390 for the nine months ended September 28, 2013 and $156,004 for the transition period ended December 31, 2012.

        For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

GENERAL DESCRIPTION OF SECURITIES

        We may offer under this prospectus:

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  common stock;

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  preferred stock;

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  debt securities;

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  warrants to acquire common stock, preferred stock or debt securities; or

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  any combination of the foregoing, either individually or as units consisting of two or more securities.

        The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

        Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

 DESCRIPTION OF CAPITAL STOCK

General Matters

        Our total amount of authorized capital stock is 500,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of November 1, 2013, we had 123,830,191 shares of common stock and zero shares of preferred stock outstanding.

        The discussion set forth below describes the most important terms of our capital stock, amended and restated certificate of incorporation and bylaws. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

Common Stock

        All of our outstanding common stock is fully paid and nonassessable.

        Dividend Rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the board of directors may from time to time determine.

        Voting Rights.    Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

        Preemptive or Similar Rights.    Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

        Conversion Rights.    Our common stock is not convertible.

        Right to Receive Liquidation Distributions.    Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

        Nasdaq Listing.    Our common stock is listed on The Nasdaq Global Select Market under the symbol "GTAT."

Preferred Stock

        Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of up to 10,000,000 shares of preferred stock in a series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. We have no shares of preferred stock outstanding.

Anti-takeover Effects of our Amended and Restated Certificate of Incorporation and Bylaws

        Our amended and restated certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deterring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

        Removal and Appointment of Directors.    Our amended and restated certificate of incorporation provides that our directors may only be removed by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote. In addition, provisions of our amended and restated certificate of incorporation and bylaws authorize the board of directors to fill vacant directorships or increase the size of the board of directors pursuant to a resolution adopted by a majority of the board of directors. These provisions may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by this removal with its own nominees.

        Action by Written Consent; Special Meetings of Stockholders.    Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation and the bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board or our chief executive officer, or pursuant to a resolution adopted by a majority of the board of directors. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

        Advance Notice Procedures.    Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting.

        In the case of an annual meeting of stockholders, notice by a stockholder, in order to be timely, must be received at our principal executive offices not less than 90, or more than 120, days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 30 days before or 60 days after the anniversary date, in order to be timely, notice by a stockholder must be received by the close of business on the tenth day following the day on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.

        In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder, in order to be timely, must be received not less than 90, or more than 120, days prior to the date of the special meeting. In the event that public announcement of the special meeting is less than 100 days prior to the date of the special meeting, notice by the stockholder, in order to be timely, must be received not later than the tenth day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

        Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

        Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render it more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Anti-takeover Effects of Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any "business combination," including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

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  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

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  on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% percent of the outstanding voting stock not owned by the interested stockholder.

        Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of the specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

        Except as otherwise specified in Section 203, an "interested stockholder" is defined to include:

  •
  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

  •
  the affiliates and associates of any such person.

        Under some circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC. The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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  if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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  if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

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  if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the anti-dilution provisions of the warrants, if any;

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  any redemption or call provisions;

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  whether the warrants are to be sold separately or with other securities as parts of units; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

        The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth the material terms and provisions of the debt securities. In the description that follows, "we", "us" and "our" refers only to GT Advanced Technologies Inc. and not to any of its subsidiaries. The debt securities will be issued under the indenture, dated as of September 28, 2012 between us and U.S. Bank National Association, as trustee (as amended and supplemented from time to time, the "Indenture"). We have included a copy of the Indenture as an exhibit to this registration statement that contains this prospectus. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the Indenture and the debt securities. You should refer to the Indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the Indenture and the debt securities.

General

        The debt securities will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in right of payment to the debt securities. In addition, any of our secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligation.

        A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. Under the Indenture, the specific terms of a particular series of debt securities will include the following:

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  the title of the debt securities;

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  any limit on the amount(s) that may be issued;

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  the person to whom any interest on the debt securities shall be payable, if other than the registered holder;

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  the maturity date(s) or the method by which this date or these dates will be determined;

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  the interest rate, if any, or the method of computing the interest rate;

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  the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

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  the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer or exchange;

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  the period or periods within which, the price or prices at which, and the terms and conditions on which, we may redeem the debt securities;

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  the period or periods within which, the price or prices at which, and the terms and conditions on which, we may be required to redeem the debt securities;

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  any mandatory or optional sinking fund or similar provisions;

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  if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities shall be issuable;

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  if other than the full principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

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  if other than United States dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of (and premium, if any) or interest on the debt securities shall be payable;

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  if the principal of (and premium, if any) or interest on the debt securities is payable, at our election or election of the holders, in a currency or units of two or more currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

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  any index used to determine the amount of payment of the principal of (and premium, if any) or interest on the debt securities;

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  whether the debt securities will not be subject to defeasance or covenant defeasance in advance of the date for redemption or the stated maturity date;

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  whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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  any additional or different events of default and any change in the right of the trustee or the holders to declare principal due and payable;

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  any additional or different covenants;

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  the form of debt securities;

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  whether the debt securities will be convertible into or exchangeable for shares of our common stock, preferred stock, or any other debt securities issued by us, or any property owned by us and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, and the applicable conversion or exchange period;

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  the applicability of any guarantees; and

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  any other terms of the debt securities.

        We will have the ability under the Indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the Indenture may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

        Debt securities may be issued under the Indenture as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, that under applicable U.S. federal income tax law has a "stated redemption price at maturity" that exceeds its "issue price" by an amount that equals or exceeds a defined de minimis threshold. If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Form, Exchange and Transfer

        The debt securities will be issuable as registered securities. The ownership or transfer of debt securities will be listed in the security register described in the Indenture.

        The Indenture provides that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

        If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and integral multiples thereof.

        Debt securities may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of the Security Registrar, as defined in the Indenture, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. This registration of transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request.

        A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. A debt security in global form may be exchanged for definitive debt securities only if the depositary notifies us that it is unwilling or unable to continue as depositary, we decide to issue definitive securities, or an event of default shall have occurred and is continuing with respect to the series of debt securities issued in global form. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

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  the manner of payment of principal, premium and interest, if any, on that global debt security, and

  •
  the specific terms of the depositary arrangement with respect to that global debt security.

Payment and Paying Agents

        Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on debt securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for this interest payment.

        The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. In addition, we will be required to maintain at least one paying agent in each place of payment for the series.

Consolidation, Merger or Conveyance

        We have the ability to merge or consolidate with, or convey, transfer or lease all or substantially all of our property, to another corporation, provided that:

  •
  in the event we consolidate with or merge into another corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance and observance of every covenant in the Indenture on the part of us to be performed or observed;

  •
  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with all requirements of the Indenture and that all conditions precedent provided for in the Indenture relating to the transaction have been complied with.

Events of Default

        The following are events of default with respect to any series of debt securities issued:

  •
  default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  •
  default in the payment of the principal of (or premium, if any, on) any security of that series at its maturity;

  •
  default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series;

  •
  default in the performance, or breach, of any covenant or warranty in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of securities other than the series in respect of which the event of default is being determined), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series a written notice specifying such default or breach and requiring it to be remedied;

  •
  a default under any bond, debenture, note or other evidence of or agreement for indebtedness of ours for money borrowed (including a default with respect to securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of ours for money borrowed (including the Indenture), whether such indebtedness exists now or is created in the future, and either (1) such default results from the failure to pay the aggregate outstanding principal of such indebtedness in excess of $100,000,000 at the final stated maturity of such indebtedness or (2) such default results in such indebtedness in an aggregate principal amount of $100,000,000 or more becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case, without such indebtedness having been discharged or such acceleration having been cured, rescinded or annulled, within a period of 30 business days after given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series a written notice specifying such default and requiring us to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled;

  •
  specified events of our bankruptcy, insolvency or reorganization; or

  •
  any other events of default provided with respect to debt securities of that series.

        If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the trustee if given by holders. If an event of default occurs because of specified events of bankruptcy, insolvency or reorganization, the principal amount of each series of debt securities will be automatically accelerated, without any action by the trustee or any holder thereof.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the Indenture or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

  •
  these holders have offered indemnity reasonably satisfactory to the trustee to institute proceedings as trustee;

  •
  the trustee does not institute a proceeding within 60 days; and

  •
  the trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60 day period.

        We will annually file statements with the trustee regarding our compliance with the covenants in the Indenture. The trustee will generally give the holders of debt securities notice within 90 days after the Trustee has gained knowledge of the occurrence of an event of default.

Waiver, Modifications and Amendment

        The holders of a majority of the principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all debt securities of the series, waive past defaults with respect to that particular series, except for:

  •
  the payment of the principal of (or premium, if any) or interest on any security of such series; or

  •
  defaults relating to any covenants of the Indenture which cannot be changed without the consent of each holder of a debt security directly affected by the change.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected may, on behalf of the holders of all debt securities of the series, waive our compliance with the restrictive provisions of the Indenture.

        We and the trustee may amend the Indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series that is affected. However, without the consent of each directly affected holder, such changes shall not include the following with respect to debt securities held by a non-consenting holder:

  •
  change the stated maturity of, the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount, the rate of interest or any premium payable upon the redemption, or reduce the amount of the principal due and payable upon a declaration of acceleration of maturity of a discount security, or change any place of payment where, or currency in which, any security or any premium or the interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

  •
  reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults provided for in the Indenture; or

  •
  modify any of the above requirements or the ability to waive certain past defaults or covenants, except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or certain past defaults cannot be waived without the consent of the holder of each outstanding security directly affected.

        For purposes of computing the required consents referred to above, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the market rate of exchange for the applicable foreign currency or currency unit as determined by the trustee, upon our direction, in accordance with the terms of the Indenture.

        We and the trustee may amend the Indenture without the consent of the holders for any of the following purposes:

  •
  to evidence the succession of another person succeeding us and the assumption by any such successor of our covenants in the Indenture and in the debt securities;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us in the Indenture;

  •
  to add any additional events of default with respect to all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of such series);

  •
  to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

  •
  to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to make a change to the debt securities of any series that does not adversely affect the rights of any holder of the debt securities of such series;

  •
  to establish the form or terms of debt securities of any series as permitted by the Indenture;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

  •
  to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

  •
  to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended from time to time; or

  •
  to conform the Indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Defeasance and Covenant Defeasance

        Unless otherwise specified in the prospectus supplement relating to a series of debt securities, subject to certain conditions, we may elect either:

  •
  defeasance for a series of debt securities, whereby we are discharged from any and all obligations with respect to the debt securities of that series, except as may be otherwise provided in the Indenture; or

  •
  covenant defeasance for a series of debt securities, whereby we are released from our obligations with respect to certain covenants that apply to that series.

        We may do so by depositing with the trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the applicable series of debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel meeting the requirements set forth in the Indenture.

Governing Law

        The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

        U.S. Bank National Association is the trustee under the Indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with U.S. Bank National Association or its affiliates in the ordinary course of business.

PLAN OF DISTRIBUTION

        General.    We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

  •
  the terms of the securities to which such prospectus supplement relates;

  •
  the name or names of any underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

        Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

        Sales Directly to Purchasers.    We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

        Use of Underwriters and Agents.    If underwriters are used in the sale of securities, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

        Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the prospectus supplement. We may engage in "at the market" offerings only of our common stock. An "at the market" offering is defined in Rule 415(a)(4) under the Securities Act as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

        Deemed Underwriters.    In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        Indemnification and Other Relationships.    We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        Listing of Securities.    Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock, which is listed on The Nasdaq Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

 WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

GT Advanced Technologies Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(603) 883-5200
Attention: Secretary

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

        This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  our Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012 filed with the SEC on March 1, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2013, June 29, 2013 and September 28, 2013, filed with the SEC on May 9, 2013, August 8, 2013 and November 7, 2013, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on January 4, 2013, January 10, 2013 (and amended on February 28, 2013), January 18, 2013, February 7, 2013, April 19, 2013, May 20, 2013, June 7, 2013, August 2, 2013, August 23, 2013, September 9, 2013 and November 4, 2013;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2013 to the extent incorporated by reference into our Transition Report on Form 10-K for the transition period ended December 31, 2012; and

  •
  the description of our common stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Company's Registration Statement on Form S-1, initially filed with the SEC on April 26, 2007 (File No. 333-142383), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on July 23, 2008 (File No. 001-34133).

 VALIDITY OF SECURITIES

        Unless the applicable prospectus supplement indicates otherwise, the validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Company's Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012, and the effectiveness of GT Advanced Technologies Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the Company's change in fiscal year end from the Saturday closest to March 31 to December 31 and (2) express an unqualified opinion in the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

8,650,000 Shares

GT Advanced Technologies Inc.

COMMON STOCK

Prospectus Supplement

Joint Book-Running Managers

Morgan Stanley	Goldman, Sachs & Co.

Co-Manager

Canaccord Genuity

December 4, 2013